UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )

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LegalZoom.com, Inc.
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LEGALZOOM

2026

Proxy Statement & Notice of Annual Meeting

Letter From Our CEO

Fellow Stockholders,

Twenty-five years ago, LegalZoom was founded on a promise to democratize legal services by leveraging technology. We delivered on that promise. Today we are the #1 online legal services company in the United States. Millions of entrepreneurs, families and small businesses have put their trust in us to protect their aspirations, their livelihoods and their legacies.

Today, we are making another promise. We plan to leverage artificial intelligence to deliver more valuable service than ever. AI is rewriting the rules of every industry it touches, and legal services will be no exception. While some question how AI will reshape companies like LegalZoom, I see it as a transformative opportunity and I’m excited to share why. But first, let me reflect on 2025, which was a pivotal year for this company and has set the stage for our next chapter.

A Year of Change and Momentum

When I took on the role of CEO in July 2024, I set three strategic priorities: strengthen our subscription foundation, sharpen our go-to-market strategy, and leverage AI alongside human expertise to lead in an AI-driven world. In 2025, we executed on all three, and the results speak for themselves.

In 2025, we delivered revenue of $756 million, representing growth of 11%, led by a subscription revenue increase of 13%. We achieved full-year net income of $15 million, reflecting a 2% margin, and Adjusted EBITDA1 of $172 million, reflecting a margin1 of 23%. We generated record operating cash flow of $178 million, up 31% year-over-year, and record free cash flow1 of $148 million, up 48%. We returned approximately $80 million to stockholders through share repurchases.

Operationally, we expanded AI-enabled capabilities across our platform, launched higher-value subscription services to serve more established businesses, refined our brand around premium service and acquired Formation Nation, broadening our customer reach across price points.

These results reflect a business model and strategy that is working, one that generates durable, recurring revenue and converts it into substantial free cash flow. That financial engine gives us the flexibility to invest in the future while returning value to stockholders today.

A New Era

I believe the legal industry’s future belongs to platforms that combine the speed and accessibility of AI with the expertise, accountability, and reliability of human experts.

That is exactly the model we’ve been building for twenty-five years.

Legal services solve problems, ensure compliance, and provide trust and accountability. When someone starts a business, they’re not just filing paperwork. They’re making decisions that will define their personal liability, tax obligations, ability to raise capital and protection of intellectual property. Preparing the form is the easy part. Making the right decision is what really matters. When it comes to legal, good enough is not good.

This is where AI hype collides with reality. AI can generate a document in seconds. But it cannot stand behind that document. It cannot share advice under privilege. It cannot be held accountable when something goes wrong.

LegalZoom can. And we do.

Our AI Strategy: Automate the Routine. Experts Where It Matters.

Our approach to AI is simple. We automate what can be automated and invest in the places where expertise makes the difference.

On the automation side, we are deploying AI across our operations to improve productivity, accelerate product development and deliver services more efficiently. AI is making us faster and lowering our cost to serve—benefits we intend to reinvest into enhancing our product experience and capture on the bottom line.

On the expertise side, we are doing something that most AI-native startups cannot: we are pairing technology with a network of licensed independent attorneys, compliance managers, tax consultants and business advisors who work directly with our customers. This “human-in-the-loop” model gives us something that I believe no pure-technology solution can offer: the ability to handle complexity, exercise judgment, and accept responsibility.

We are also positioning ourselves where AI-driven discovery is happening. We recently announced collaborations with Perplexity, OpenAI and Anthropic, embedding our formation and legal services directly within their platforms. As entrepreneurs increasingly begin their journey through AI-powered search and discovery tools, LegalZoom will be present wherever those journeys begin. We intend to be the destination that AI recommends—because we’ve earned it.

And here is a point worth underscoring: AI is making our services more relevant, not less. AI tools make it easier for anyone to start a business. We believe AI is expanding our addressable market even as it reshapes how customers find us. We believe more businesses will be started. And every one of those businesses will eventually need compliance support, registered agent services, legal advice and ongoing operational help that goes beyond what a chatbot or agent can provide. LegalZoom will be best positioned to serve them.

From Formation to Full Lifecycle

For most of our history, LegalZoom has been known as the place you go to start a business. But our future extends far beyond formation.

There are tens of millions of existing small businesses in the United States alone that need ongoing legal and compliance support. Many of them are underserved. We are building an ecosystem that supports entrepreneurs throughout the lifecycle of their businesses, and we are seeing strong early results.

We are increasingly focused on acquiring and serving higher-value customers. Businesses that invest more in formation and ongoing compliance tend to stay with us longer and engage more deeply with our platform. By moving upmarket with more comprehensive subscription and concierge offerings, we are building stronger relationships and increasing lifetime value.

This shift is both strategic and financial. Higher-value customers drive better unit economics, more predictable revenue and deeper engagement. They are also the customers who need us most because as a business grows, its legal and compliance needs become exponentially more complex.

Capital Allocation

Our strong balance sheet gives us flexibility to invest in growth while maintaining discipline. Our priorities remain consistent: invest in the highest-return growth opportunities, evaluate strategic acquisitions that accelerate our strategy and where we can leverage our AI prowess, and return excess capital to stockholders.

As a reflection of our confidence in the path ahead, in February 2026, our Board of Directors approved a $100 million increase to our existing share repurchase authorization. We believe our shares represent a compelling investment, and we have historically been aggressive buyers of our own stock.

Looking Ahead

In 2026, we expect continued momentum across the business, driven by higher-value offerings, ongoing brand investments, strategic partnerships and deeper product and AI adoption. We also expect to drive further EBITDA margin expansion as we scale these initiatives and leverage AI-driven efficiencies across the organization.

But I want to close with something bigger than a financial outlook.

Twenty-five years ago, the conventional wisdom was that legal services would always require expensive professionals in expensive offices. LegalZoom proved that wrong. We democratized access to legal services for millions of Americans who had been priced out of the system.

Technology, alongside trust, expertise and accountability will be how we continue to operate an enduring business.

As technology reshapes what is possible, the need for trusted legal guidance has only grown, and this is exactly where we excel. By combining the power of AI with the human judgment that the law demands, we’ve created a model that we believe is both proven and increasingly essential. That is not a position we stumbled into. It is one we have been building, customer by customer, for a quarter century. Looking ahead, we see significant opportunity to expand that role and serve even more customers with greater impact.

With deep gratitude and strong conviction,

Jeff Stibel

Chair of the Board and Chief Executive Officer

1 Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP measures. See Appendix A for definitions of these measures and reconciliations to the most directly comparable measure computed in accordance with GAAP.

Notice of Annual Meeting of Stockholders

DATE AND TIME: Wednesday, June 3, 2026 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 9, 2026

To Our Stockholders:

We are pleased to invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of LegalZoom.com, Inc. on Wednesday, June 3, 2026 at 9:00 a.m., Pacific Time, online via live audio webcast by visiting www.proxydocs.com/LZ. There is no physical location for the Annual Meeting.

Items of Business

At the Annual Meeting, stockholders will vote on the following matters:

1.

To elect the one director nominee named in the proxy statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2);

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers (Proposal 3); and

4.	To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

Record Date

Only stockholders as of the close of business on April 9, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting during ordinary business hours at our principal executive offices at 954 Villa Street, Mountain View, California 94041.

Proxy Voting

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting virtually, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. You may vote online or by phone, or, if you received paper copies of the proxy materials, by mail by following the instructions on the proxy card or voting instruction card. If you vote at the Annual Meeting, any previously submitted proxy or voting instructions will not be used.

Important Notice Regarding Internet Availability of Proxy Materials

This Notice of Annual Meeting, the Proxy Statement and our 2025

Annual Report on Form 10-K are available at www.proxydocs.com/LZ.

Copies of these proxy materials are also available on our website at

https://investors.legalzoom.com.

By Order of the Board of Directors, Nicole Miller Chief Legal Officer & Secretary Mountain View, CA April 22, 2026

i

Forward-Looking Statements

This Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Proxy Statement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as any factors contained in our subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Proxy Statement are based upon information available to us as of the date of this Proxy Statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Website References

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

ii

Proxy Statement Summary

The proxy associated with this Proxy Statement is solicited by the Board of Directors of the Company. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement, which is first being sent or made available to stockholders on or about April 22, 2026. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

Meeting Logistics

DATE AND TIME: Wednesday, June 3, 2026 9:00 a.m., Pacific Time	LOCATION: www.proxydocs.com/LZ	RECORD DATE: Thursday, April 9, 2026

You will need the control number included in your proxy card, voting instruction form or notice

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2026 annual meeting of stockholders (the “Annual Meeting”) and the Board of Directors’ voting recommendations with respect to each proposal.

Item of Business	Board Recommendation	Page Reference
Proposal 1: Election of Director	FOR	4
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	49
Proposal 3: Advisory Vote on Named Executive Officer Compensation	FOR	51

Board of Directors Snapshot

Name	Age	Director Since	Independent	Other U.S. Public Company Boards	Committee Membership(s)
Nathan Gooden † Chief Financial Officer, Squarespace, Inc.	51	2024	✓	-	Audit Compensation
Elizabeth Hamren Chief Executive Officer, AllTrails, Inc.	54	2021	✓	1	Audit Compensation
John Murphy †# Former Executive Vice President and Chief Financial Officer, Adobe Inc.	57	2021	✓	2	Audit (Chair) M&A Nominating
Jeffrey Stibel Chief Executive Officer and Chair of the Board LegalZoom.com, Inc.	52	2014		-	M&A
Neil Tolaney † General Partner, TCV	43	2022	✓	-	Audit M&A (Chair)
Sivan Whiteley Former Chief Legal Officer and Corporate Secretary, Block, Inc.	49	2022	✓	-	Compensation (Chair) M&A Nominating (Chair)

† Audit Committee Financial Expert    # Lead Independent Director

LegalZoom.com, Inc. 2026 PROXY STATEMENT	1

2025 Performance Highlights

$756M Revenue +11% YoY	$492M Subscription Revenue +13% YoY	$264M Transaction Revenue +7% YoY

$15M Net Income 2% Margin	$172M1 Adjusted EBITDA 23% Margin[1]	~$80M Cash Returned to Stockholders

[1]

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. See Appendix A for a definition of these measures and a reconciliation to the most directly comparable measure computed in accordance with GAAP.

Stockholder Engagement & Board Responsiveness

The Board and management team value stockholder perspectives and maintain ongoing, proactive engagement with stockholders throughout the year. Our Investor Relations team and executive leadership regularly meet with current and prospective stockholders and research analysts to discuss various topics, including the Company’s strategy and performance. Management also participates in industry conferences and non-deal roadshows, engaging both in person and virtually.

In addition, following our 2025 annual meeting of stockholders, members of management, together with our Lead Independent Director and the Chair of our Compensation Committee, conducted an extensive stockholder outreach program. We contacted investors representing approximately 47% of our then-outstanding shares, and non-affiliated holders of approximately 18% of our shares participated in meetings with us. These meetings included focused discussion on the results of the Company’s 2025 say-on-pay vote and broader aspects of our executive compensation program, as well as discussions regarding succession planning, Board governance and oversight and more. Following these engagements, we shared feedback received with our Board and relevant Board committees and, where appropriate, incorporated that feedback into our governance and compensation practices, as described below:

What We Heard	What We Did in Response
Investors expressed their views that long-term incentive awards tied solely to stock price appreciation may reward executives for general market movements rather than company-specific performance.

For 2026, we removed stock price appreciation as the singular metric for the PSUs in our long-term incentive plan, in favor of two distinct performance metrics — year-over-year revenue growth and relative total stockholder return versus the Nasdaq Composite Index — measured over a multi-year performance period.

Investors prefer the use of multiple performance measures in both short- and long-term incentive plans to ensure a more balanced and rigorous assessment of executive performance.

The PSU performance criteria in our 2026 long-term incentive plan was updated to remove stock price hurdles and focus on two metrics — year-over-year revenue growth and relative total stockholder return versus the Nasdaq Composite Index — measured over a multi-year performance period.

Investors noted that long-term plans should maintain rigorous performance metrics, over a sustained period of time, to avoid creating a misalignment between executive pay and stockholder outcomes.

The PSUs in our 2026 long-term incentive plan contain a three-year performance period. In addition, our CEO’s long-term incentive mix has been updated to 70% PSUs and 30% RSUs versus 60% PSUs and 40% RSUs in prior years, to further align with stockholder outcomes and increase at-risk, performance-conditioned compensation.

Investors indicated that one-time (non-sign-on) equity awards should be used sparingly and, when granted, accompanied by clear and fulsome disclosure of their rationale.

No one-time awards were granted to executive officers in 2025 consistent with the Compensation Committee’s commitment to limit one-time awards. The Compensation Committee also reaffirms that it does not intend to make additional off-cycle awards of this nature to the CEO or other executive officers in the near-term absent exceptional circumstances arising.

Investors expressed interest in our approach to managing opportunities and risks related to AI.

We enhanced disclosure in this Proxy Statement regarding the Board’s oversight of AI, which we are deploying in a responsible manner that supports our strategic priorities. See “Our Corporate Governance – Risk Oversight” for additional information.

Investors expressed a general preference for annual elections of all directors.

While the Board regularly evaluates our governance framework, we believe a classified structure supports stability and continuity, particularly given our relatively recent transition to a public company.

2	2026 PROXY STATEMENT LegalZoom.com, Inc.

Corporate Governance Highlights

In addition to a highly qualified, independent Board, we are committed to sound corporate governance practices that promote the long-term interests of our stockholders. Some of our key corporate governance practices and policies are summarized below, which are each as of the date of this Proxy Statement.

Board Oversight

+ Board-level oversight of CEO and executive succession planning + Regular strategic updates from the CEO

+   Board-level oversight of environmental, social, and governance (“ESG”) activities

+   Audit Committee oversight of enterprise risk management, with semi-annual reporting from the Company’s ERM Committee

+ Board-level oversight of cybersecurity and data privacy + Board oversight of artificial intelligence, supported by a cross-functional AI Governance Committee that reports through the ERM framework

Board Structure & Composition

+   5 out of 6 directors are independent

+   Audit, Compensation and Nominating Committees are composed solely of independent directors

+   Formal overboarding policy; all current directors are within policy limits

+   Lead Independent Director with clearly defined responsibilities

+   Average director tenure of approximately 5 years, with 5 out of 6 directors appointed since 2020

+   All directors attended at least 75% of Board and committee meetings in 2025

+   Nominating Committee uses a skills matrix to support Board composition and refreshment

+   2 out of 6 directors are female

+   1 director identifies as LGBTQ+

+   The Compensation Committee and Nominating Committee are chaired by a female director

Other Corporate Governance Practices

+ Annual Board and committee evaluations + Anti-hedging, anti-pledging, anti-margin and anti-derivatives restrictions for directors and employees + No poison pill

+   Annual performance evaluation of each named executive officer, which is tied to compensation decisions

+   Extensive post-annual meeting stockholder outreach, with feedback reviewed by the Board and relevant committees

+   Clawback policy

+   Director stock ownership guidelines of 5x annual cash Board retainer, with retention requirements if not met after the phase-in period

+   Meaningful stock ownership by officers

+   Single class share structure

LegalZoom.com, Inc. 2026 PROXY STATEMENT	3

Proposal 1:

Election of Director

Our Board currently consists of six directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) classify our Board of Directors into three classes of directors, serving staggered three-year terms of office, as follows:

Class I directors with terms expiring at the 2028 annual meeting of stockholders	Class II director with a term expiring at the Annual Meeting	Class III directors with terms expiring at the 2027 annual meeting of stockholders
Nathan Gooden Neil Tolaney	Sivan Whiteley	Elizabeth Hamren John Murphy Jeffrey Stibel

The director designated as a Class II director has a term expiring at the Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of our Board, our Board selected Ms. Sivan Whiteley as the nominee for election to our Board at the Annual Meeting as a Class II director to serve for a term of three years until our 2029 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

Ms. Whiteley has consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that Ms. Whiteley will be unable for any reason or unwilling for good cause to serve if elected. In the event Ms. Whiteley is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.

Director Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that each of Elizabeth Hamren, Nathan Gooden, John Murphy, Neil Tolaney and Sivan Whiteley is an independent director in accordance with applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Stibel is not an independent director due to his service as our Chief Executive Officer.

In making the foregoing independence determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of shares of our common stock by each non-employee director or their affiliated entities.

4	2026 PROXY STATEMENT LegalZoom.com, Inc.

Board Composition

Our Board is composed of six highly qualified directors whose experience, skillsets, tenure and personal characteristics complement those of fellow directors to create a well-functioning, balanced Board with varying viewpoints and deep expertise. The information below, which is as of the date of this Proxy Statement, provides highlights of certain roles and characteristics of our directors.

Age Distribution

Average age of

51

Age Range: 43 - 57

Independence

5 out of 6 are independent

Diversity

1 out of 6 is racially diverse
2 out of 6 are female
1 out of 6 identifies as LGBTQ

CEO / CFO Experience

4 out of 6 have CEO or CFO experience

Balanced Tenure

Average tenure of

5 years

<2 years = 1 director
2 - 5 years = 4 directors
>5 years = 1 director

In addition, the Nominating Committee utilizes a matrix approach to assist the committee in maintaining a well-rounded and effective Board. The matrix also helps the Nominating Committee identify any skills, qualifications and experience for potential director nominees that would help improve the composition of and add value to the Board. The matrix below summarizes some of the key qualifications, skills and experience that the Nominating Committee has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. The matrix does not encompass all of the qualifications, skills and experience of our directors. In addition, the absence of a particular qualification, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area.

	Gooden	Hamren	Murphy	Stibel	Tolaney	Whiteley

Operations & Process Transformation		●	●	●		●

C-Suite Leadership	●	●	●	●		●

Product Innovation		●		●	●

M&A / Capital Allocation	●		●	●	●	●

Go-to-Market		●		●

Subscription-Based Business Models	●	●	●	●	●

Human Capital Management	●	●	●	●

Financial Expertise	●		●	●	●

Risk Assessment & Management	●	●	●	●		●

Public Company Governance	●	●	●	●	●	●

LegalZoom.com, Inc. 2026 PROXY STATEMENT	5

Class II Director Nominee

  Age   Director Since

  49      2022

Committees:

Compensation Committee, Chair

Nominating Committee, Chair

M&A Committee

Other Current Public Company Directorships:

None

Previous Public Company Directorships:

None

Education:

B.A., Political Science, University

of California, San Diego

J.D., Harvard Law School

Sivan Whiteley

As Chief Legal Officer and Corporate Secretary of Block, Inc. (formerly Square, Inc.), a global technology company with a focus on financial services, Sivan Whiteley oversaw a worldwide team that was responsible for the company’s legal, regulatory, public policy and communications, compliance, and security operations from December 2021 to February 2023. Ms. Whiteley first joined Block, Inc. in March 2013 and served as its Legal Director, then Associate General Counsel, as well as its General Counsel and Corporate Secretary from March 2018 to November 2021. Prior to joining Block, Inc., Ms. Whiteley served as Associate General Counsel at Better Place, Inc., as Commercial and Product Counsel at eBay Inc., and was a litigator at Bingham McCutchen LLC.

Key Expertise Provided to the Board:

Ms. Whiteley’s legal, regulatory and compliance experience and her work with technology-based small business providers, as well as her experience with corporate governance in her former role as Chief Legal Officer at Block, Inc., qualifies her to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   M&A / Capital Allocation

●   Risk Assessment and Management

●   Public Company Governance

6	2026 PROXY STATEMENT LegalZoom.com, Inc.

Continuing Directors

  Age   Director Since

  51      2024

  Committees:

  Audit Committee

  Compensation Committee

  Other Current Public   Company

  Directorships:

  None

  Previous Public Company

  Directorships:

  None

  Education:

  B.S., Accounting, Oral Roberts

  University

Nathan Gooden

Nathan Gooden currently serves as Chief Financial Officer of Squarespace, Inc., a position he has held since October 2022. Prior to Squarespace, Mr. Gooden served as Chief Financial Officer of Amazon Alexa from January 2017 to October 2022. Earlier in his career, Mr. Gooden served as Chief Financial Officer of Spacepointe Limited, a global payments technology company, from January 2016 to December 2016. He was also a founding member of Solavei LLC, a social commerce company, where he served as Chief Financial Officer from June 2014 to February 2016. Mr. Gooden began his career at PricewaterhouseCoopers LLP, where he spent five years as a lead auditor.

Key Expertise Provided to the Board:

Mr. Gooden’s financial expertise and executive experience in technology-based industries spanning payments, social commerce and consumer electronics, as well as his in-depth understanding of platforms that help small businesses, qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   C-Suite Leadership

●   M&A / Capital Allocation

●   Subscription-based Business Models

●   Human Capital Management

●   Financial Expertise

●   Risk Assessment and Management

●   Public Company Governance

LegalZoom.com, Inc. 2026 PROXY STATEMENT	7

  Age   Director Since

  43     2022

Committees:

Audit Committee

M&A Committee, Chair

Other Current Public Company

Directorships:

None

Previous Public Company Directorships:

None

Education:

B.A., Economics and Political

Science, Yale University

M.B.A., Harvard Business School

Neil Tolaney

Neil Tolaney is a General Partner at TCV, a growth equity firm focused on investments in public and private technology companies. Mr. Tolaney first joined TCV as Vice President, Growth Equity from 2011 to 2013 and rejoined in March 2020. Prior to rejoining TCV, Mr. Tolaney was a Deal Partner at Francisco Partners from 2016 to 2020 and Managing Director at PersonalizationMall.com from 2013 to 2016. Mr. Tolaney serves on the board of directors of Strava, Inc., a private company.

Key Expertise Provided to the Board:

Mr. Tolaney’s private equity expertise and focus on investing and operations to serve consumers and SMEs across digital platforms qualifies him to serve on our Board of Directors.

Skills and Expertise:

●

Product Innovation

●

M&A / Capital Allocation

●

Subscription-based Business Models

●

Financial Expertise

●

Public Company Governance

8	2026 PROXY STATEMENT LegalZoom.com, Inc.

  Age   Director Since

  54       2021

Committees:

Audit Committee

Compensation Committee

Other Current Public Company Directorships:

Hasbro, Inc. (Nasdaq: HAS)

Previous Public Company Directorships:

None

Education:

B.S.E., Civil Engineering and

Operations Research, Princeton

University

M.B.A, Harvard Business School

Elizabeth Hamren

Elizabeth (Liz) Hamren has served as Chief Executive Officer of AllTrails, a leading digital platform and mobile app for outdoor recreation, since August 2025. She previously served as Chief Executive Officer of Ring, Inc., the smart doorbell and home security technology company acquired by Amazon, Inc., from March 2023 to June 2025. Previously, Ms. Hamren served as Chief Operating Officer of Discord Inc., a private company providing voice, video and text communication services, from December 2021 to March 2023. Prior to joining Discord, Ms. Hamren was Corporate Vice President for Gaming Experience & Platforms at Microsoft Corp., a multinational technology corporation, from May 2018 to December 2021, where she ran product and engineering for Xbox’s consumer products and services including Game Pass, all Xbox hardware and platform software, and PC experience, and as Corporate Vice President, Devices at Microsoft from March 2017 to April 2018. Prior to joining Microsoft, Ms. Hamren was Head of Global Marketing and Sales for Oculus at Meta Platforms, Inc. (formerly Facebook, Inc.) from August 2015 to March 2017, and was Vice President of Marketing at Dropcam, Inc. from November 2012 to October 2014. She has previously held executive roles at Plantronics, Jawbone, and OQO, Inc.

Key Expertise Provided to the Board:

Ms. Hamren’s executive leadership experience in digital products and marketing, including significant experience launching industry-defining and subscription-based technology with a focus on customer solutions, along with her knowledge of the technology industry, qualifies her to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   Product Innovation

●   Go-to-Market

●   Subscription-based Business Models

●   Human Capital Management

●   Risk Assessment and Management

●   Public Company Governance

LegalZoom.com, Inc. 2026 PROXY STATEMENT	9

Lead Independent Director

  Age   Director Since

  57      2021

Committees:

Audit Committee, Chair

M&A Committee

Nominating Committee

Other Current Public Company Directorships:

Everpure, Inc. (NYSE: PSTG)

Roper Technologies, Inc. (Nasdaq:

ROP)

Previous Public Company Directorships:

None

Education:

B.S., Accounting, Fordham

University

M.B.A, Marshall School of

Business, University of Southern

California

John Murphy

John Murphy has served as our Lead Independent Director since July 2024. He served as the Executive Vice President and Chief Financial Officer of Adobe Inc., a multinational computer software company, from April 2018 until October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV, he worked at several global companies, including Experian, Nestlé, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. He served on the board of directors of DirecTV Holdings LLC, a private company, from November 2007 until August 2014.

Key Expertise Provided to the Board:

Mr. Murphy’s background in the technology sector, as well as extensive experience in finance and accounting and experience leading initiatives to scale organizations and re-imagine processes using cutting-edge technologies, qualifies him to serve on our Board of Directors.

Skills and Expertise:

●

Operations and Process Transformation

●

C-Suite Leadership

●

M&A / Capital Allocation

●

Subscription-based Business Models

●

Human Capital Management

●

Financial Expertise

●

Risk Assessment and Management

●

Public Company Governance

10	2026 PROXY STATEMENT LegalZoom.com, Inc.

CEO & Chair of the Board

  Age   Director Since

   52      2014

Committees:

M&A Committee

Other Current Public Company Directorships:

None

Previous Public Company Directorships:

Autoweb, Inc. (Formerly Nasdaq:

AUTO)

Education:

B.S., Psychology, Philosophy and Cognitive Science, Tufts University

M.Sc., Cognitive Science, Brown

University

Honorary Doctorate of Business,

Pepperdine University

Jeffrey Stibel

Jeffrey Stibel has served as our Chief Executive Officer since July 2024, Chair of our Board since October 2018 and on our Board of Directors since October 2014. Mr. Stibel has been a partner of Bryant Stibel & Company, an investment and strategic advisory platform, since January 2013. Mr. Stibel also serves as a member of the board of directors of a number of privately held companies and non-profit entities. He was previously a USA Today columnist and author of The New York Times bestseller Breakpoint (Macmillan: 2013) and Wired for Thought (Harvard Business Press: 2009). Mr. Stibel served as the President, Chief Executive Officer and Chairman of the Dun & Bradstreet Credibility Corporation from July 2010 to July 2015, and as Vice Chairman of Dun & Bradstreet Corporation from July 2015 to March 2018. Prior to that, Mr. Stibel was President and Chief Executive Officer of Web.com, Inc.

Key Expertise Provided to the Board:

Mr. Stibel’s knowledge of online technology companies and successful track record of growing and building businesses gained through his experience as Chief Executive Officer and other leadership positions qualifies him to serve on our Board of Directors.

Skills and Expertise:

●   Operations and Process Transformation

●   C-Suite Leadership

●   Product Innovation

●   M&A / Capital Allocation

●   Go-to-Market

●   Subscription-based Business Models

●   Human Capital Management

●   Financial Expertise

●   Risk Assessment and Management

●   Public Company Governance

Vote Required

Director nominees are elected by a plurality of the votes present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, which means that the nominee who receives the highest number of votes cast “For” such nominee will be elected as a director. Stockholders may vote “For” or “Withhold” their vote from the director nominee. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the director election.

Our Board unanimously recommends a vote “FOR” the election to the Board of Directors of the Class II director nominee.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	11

Our Corporate Governance

Committees of the Board of Directors

Our Board has four standing committees: an Audit Committee, a Compensation Committee, an M&A Committee and a Nominating Committee. The Board established the M&A Committee as a standing committee in July 2025 to assist the Board in evaluating potential acquisitions, strategic investments, mergers, divestitures, and similar strategic transactions and to oversee management’s execution of any such strategic transactions. Each of our Board’s standing committees acts under a written charter. Copies of the committees’ charters are available on our website at https://investors.legalzoom.com.

Below is a summary of our current committee structure and membership information, followed by brief descriptions of each committee’s roles and responsibilities:

	Audit Committee	Compensation Committee	M&A Committee	Nominating Committee

Nathan Gooden	●	●

Elizabeth Hamren	●	●

John Murphy	●		●	●

Jeff Stibel			●

Neil Tolaney	●		●

Sivan Whiteley		●	●	●

Meetings in 2025	6	4	1	3

Audit Committee
Chair: John Murphy Members: Nathan Gooden Elizabeth Hamren Neil Tolaney

Duties and Responsibilities:

The principal duties and responsibilities of our Audit Committee include, among other things:

•

selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

helping to ensure the independence and performance of the independent registered public accounting firm;

•

helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•

developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

overseeing the adequacy and effectiveness of the Company’s information security policies and practices;

•

reviewing our policies on risk assessment and risk management and overseeing the Company’s major risk exposures, including those related to cybersecurity and AI;

•

reviewing and approving related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Qualifications:

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements set forth by the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards for membership on the Audit Committee. Each member of our Audit Committee is also financially literate in accordance with the Nasdaq listing standards. In addition, our Board of Directors has determined that each of Nathan Gooden, John Murphy and Neil Tolaney qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

12	2026 PROXY STATEMENT LegalZoom.com, Inc.

Compensation Committee

Chair: Sivan Whiteley Members: Nathan Gooden Elizabeth Hamren

Duties and Responsibilities:

The principal duties and responsibilities of our Compensation Committee include, among other things:

•

evaluating and approving the CEO terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans);

•

evaluating and approving executive officer terms of employment and compensation plans (including salary, annual cash incentive and equity incentive plans), with the assistance of the CEO;

•

reviewing CEO and executive officer (with assistance from the CEO) goals and performance, and approving cash incentive pay, base pay adjustments and equity refreshes according to performance;

•

reviewing and approving incentive plan design, corporate performance goals for incentive plans and the achievement of those corporate performance goals;

•

reviewing and approving, or recommending that our Board approve, equity plans and policies or other non-cash incentive compensation;

•

reviewing and recommending to our Board the compensation of our directors;

•

selecting and retaining independent compensation consultants and outside service providers and advisors;

•

reviewing overall philosophies, practices and policies of employee compensation as they relate to risk management and risk-taking incentives; and

•

reviewing our enterprise-level short- and long-term talent strategy.

Qualifications:

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements set forth by the Nasdaq listing standards. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Chair: Sivan Whiteley Members: John Murphy

Duties and Responsibilities:

The principal duties and responsibilities of our Nominating Committee include, among other things:

•

identifying, evaluating, and selecting, or recommending that our Board approve, nominees for election to our Board of Directors and its committees;

•

overseeing the Board’s committee structure and operations;

•

approving the retention of director search firms;

•

regularly considering the Board’s leadership structure, including the separation of the chair of the Board and Chief Executive Officer roles, whether the chair of the Board is also an employee director or a non-independent director, and/or the appointment of a lead independent director of the Board;

•

reviewing and evaluating succession plans for our CEO and other executive officers;

•

considering potential conflicts of interest of officers and directors and reviewing and making determinations in accordance with the Company’s Code of Business Conduct and Ethics;

•

overseeing the annual evaluation of the performance of our Board of Directors and the Board’s committees;

•

evaluating the adequacy of our corporate governance practices and reporting; and

•

overseeing our environmental, social and governance policies and practices.

Qualifications:

The Board of Directors has determined that each member of the Nominating Committee meets the independence requirements set forth by the Nasdaq listing standards.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	13

M&A Committee

Chair: Neil Tolaney Members: John Murphy Jeff Stibel Sivan Whiteley

Duties and Responsibilities:

The Board established the M&A Committee as a standing committee in July 2025. The principal duties and responsibilities of our M&A Committee include, among other things:

•

assisting management and the Board with the identification of merger, acquisition, strategic investment and divestiture opportunities;

•

reviewing and providing guidance to management and the Board with respect to any proposed merger, acquisition, strategic investment and divestiture opportunities and strategies, including reviewing the material details of any such proposed transaction;

•

consider and make recommendations to the full Board as to any proposed mergers, acquisitions, strategic investments or divestitures and review and make recommendations to the Board with respect to the relevant terms thereof; and

•

evaluating the execution, financial performance and integration of any completed transaction.

Qualifications:

The members of the M&A Committee were selected for their experience in evaluating and executing strategic transactions, including mergers, acquisitions, and investments, as well as their deep understanding of the Company’s operations and long-term strategy. Their complementary backgrounds in leadership, finance and investment provide the Board with a well-rounded perspective in assessing potential strategic transactions, alongside opportunities and risks.

Director Attendance

Our Board met five (5) times in 2025. In 2025, each of our current directors attended at least 75% of the meetings of our Board of Directors and the respective committees of which he or she was a member held during the period such individual was a director during the year ended December 31, 2025. In addition, directors are expected to attend the Annual Meeting absent unusual circumstances. All of our directors who were then serving on the Board attended the 2025 annual meeting of stockholders.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint the Chair of the Board and the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company and our stockholders and in accordance with the Company’s stockholder agreements, as applicable. In July 2024, in connection with the appointment of Mr. Stibel, our Chair of the Board, as Chief Executive Officer, the Board determined to combine the roles of Chair of the Board and Chief Executive Officer. Our Corporate Governance Guidelines provide that when the Chair of the Board is not an independent director, the independent directors, by vote of a majority of such independent directors, will select an independent director to serve as Lead Independent Director. Accordingly, in July 2024, the Board appointed Mr. Murphy as Lead Independent Director. As Lead Independent Director, Mr. Murphy has the following responsibilities: (i) in consultation with the Chair of the Board, establishing the agenda for regular Board meetings; (ii) presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (iii) establishing the agenda for meetings of the independent directors; (iv) coordinating with the committee chairs regarding meeting agendas and information requirements; (v) presiding over any portions of meetings of the Board at which the performance of the Board is presented or discussed; (vi) acting as liaison between the independent directors and the Chief Executive Officer and Chair of the Board; and (vii) performing such other functions as the Board may delegate from time to time.

Our Board believes this structure effectively balances strong management and appropriate safeguards and oversight by independent directors. The Board further believes that this structure helps ensure clear strategic alignment throughout the Company and allows our Board to benefit from Mr. Stibel’s deep experience, including his prior experience as an independent director on our Board.

Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, the Nominating Committee regularly reviews our leadership structure to determine whether it continues to best serve the Company and its stockholders and will make recommendations to the Board as appropriate.

Director Nomination Process

Our Board determines the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Nominating Committee periodically reviews, and recommends to our Board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. The Nominating Committee has also developed and maintains a skills matrix to assist it in

14	2026 PROXY STATEMENT LegalZoom.com, Inc.

considering the appropriate balance of skills, experiences and attributes that should be represented on the Board as a whole. See “Proposal 1: Election of Director—Board Composition” for additional information. The Board and the Nominating Committee review director candidates in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders.

In addition to the skills and experience noted above under “Proposal 1: Election of Director—Board Composition,” the Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and the ability to understand the Company’s industry and business. In considering candidates recommended by the Nominating Committee, the Board also considers other factors, such as:

•	possessing relevant expertise upon which to be able to offer advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrating excellence in his or her field;
•	having the ability to exercise sound business judgment;
•	experience as a Board member or executive officer of another publicly held company;
•	having a diverse skills, qualifications, perspective and experience; and
•	having the commitment to rigorously represent the long-term interests of the Company’s stockholders.

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experience in areas that are relevant to the Company’s business and customers and its status as a public company.

The Nominating Committee solicits ideas for possible director candidates from a number of sources, including members of the Board, our Chief Executive Officer and other executive officers and our outside advisors. The Nominating Committee may also engage professional search firms from time to time to assist it in identifying potential director candidates. In 2025, the Company utilized the services of Russell Reynolds, an independent third-party search firm, to identify and evaluate potential director candidates based on the criteria and principles discussed herein.

The Nominating Committee will also consider director candidates recommended by LegalZoom’s stockholders. Any stockholder who wishes to recommend director nominees for consideration by our Nominating Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so by sending each proposed director candidate’s name and a description of his or her qualifications for Board membership to the Chair of the Nominating Committee no later than January 1 prior to the next annual meeting of stockholders by sending an email to investor@legalzoom.com or in writing, c/o our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The recommendation must contain all of the information regarding the nominee required under the “advance notice” provisions of our Bylaws. Each recommended director candidate must also provide a list of references and agree (i) to be interviewed by members of the Nominating Committee or other directors in the discretion of the Nominating Committee and (ii) to a background check or other review of his or her qualifications.

The Nominating Committee will evaluate director candidates recommended by stockholders in the same manner in which it evaluates other director candidates.

Director Nomination Rights

In June 2021 in connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with FPLZ I, L.P. and FPLZ II, L.P. (together with FPLZ I, L.P. and their affiliated investment entities, “Francisco Partners”) to provide certain rights with respect to their ability to designate members of our Board of Directors (the “Sponsor Designees”).

Pursuant to the Director Nomination Agreement, we have the obligation to support the nomination of, and to cause our Board to include in the slate of nominees recommended to our stockholders for election, a number of designees equal to at least: (i) two individuals for so long as Francisco Partners continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 50% of the shares of common stock owned by Francisco Partners immediately following the completion of the IPO and (ii) one individual for so long as Francisco Partners continuously from the time of the completion of the IPO beneficially owns shares of common stock representing at least 25% but less than 50% of the shares of common stock owned by Francisco Partners immediately following the completion of the IPO. As of April 9, 2026, the record date for this Annual Meeting, Francisco Partners is able to designate two members to our Board of Directors based on their holdings of common stock. Francisco Partners currently has no Sponsor Designees on our Board.

The nomination of each Sponsor Designee is subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Sponsor Designee is qualified to serve as a member of our Board under applicable laws, the rules of Nasdaq, our Bylaws and any of our Company policies.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	15

Risk Oversight

FULL BOARD OF DIRECTORS

Our full Board is responsible for overseeing the management of major risks facing the Company and the establishment and maintenance of processes and controls to manage these risks. In addition, our three standing committees regularly report to the full Board with updates on their areas of designated risk oversight responsibilities.

AUDIT COMMITTEE

•

Assist the Board in fulfilling its oversight responsibility relating to the Company’s major risk exposures.

•

Oversees the Company’s enterprise risk management (“ERM”) process; meets regularly with representatives of the Company’s ERM Committee and our independent registered public accounting firm to discuss the Company’s ERM activities.

•

Overseeing the Company’s cybersecurity risks as well as AI-related risks as reported through the ERM framework.

•

Reviews and oversees policies related to the Company’s investments, cash and foreign exchange management and major financial risk exposures.

•

Monitors compliance with legal and regulatory requirements.

•

Responsible for reviewing and approving or disapproving any related party transactions.

COMPENSATION COMMITTEE

•

Assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

•

Ensures we have appropriate practices and policies in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

NOMINATING COMMITTEE

•

Oversees risks related to the composition and structure of the Board and its committees.

•

Reviews risks relating to our corporate governance practices.

•

Oversees our ESG policies and practices and any related risks.

•

Oversees the Company’s CEO and executive officer succession planning.

MANAGEMENT TEAM

Our management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity, artificial intelligence, data privacy and financial risks.

We have a management-level ERM Committee, which includes our Chief Financial Officer and Chief Operating Officer and Chief Business & Customer Officer and is chaired by our Chief Legal Officer. The ERM Committee meets regularly and is responsible for establishing and maintaining the Company’s ERM framework and identifying, assessing, managing and mitigating risks in all areas of the Company’s business. Our ERM Committee categorizes risks and, within each category, seeks to identify and remediate risks and promote monitoring and reporting across compliance functions. The Chair of the ERM Committee or her delegate reports at least semi-annually to the Audit Committee to provide updates concerning the risks facing the Company, along with updates regarding the mitigation and responsive activities underway to address such risks.

We also have an internal cross-functional AI Governance Committee, which includes our Chief Information Officer. The AI Governance Committee meets regularly and oversees risks related to third-party vendors, our internal use of AI and AI product integrations. The AI Governance Committee reports directly to our ERM Committee and provides regular read-outs to the ERM Committee regarding AI-related risks. To the extent appropriate, these risks are then presented to the Audit Committee as part of the ERM Committee’s semi-annually reporting into the Audit Committee.

In addition, our Chief Information Officer and Director of Information Security report at least twice per year to the Audit Committee regarding cybersecurity and data privacy risk management processes and activities, and on the adequacy and effectiveness of the Company’s information security policies and practices and internal controls regarding information security. See “Item 1C. Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2025 and filed with the SEC on February 23, 2026 for additional information.

16	2026 PROXY STATEMENT LegalZoom.com, Inc.

Annual Board & Committee Evaluations
The Nominating Committee oversees an annual evaluation of the performance of the Board, including each committee of the Board. The Board and committee evaluation process involves completion of a written questionnaire by each Board member, followed by an interview of each director conducted by our Lead Independent Director. This process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures.
Executive Sessions
In order to promote open discussion among independent directors, our Board holds regular executive sessions of independent directors, which sessions are chaired by our Lead Independent Director. Each standing committee of the Board also holds regular executive sessions without management present.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted on our corporate website at
https://investors.legalzoom.com
. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose amendments to our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website.
Corporate Governance Guidelines
Our Board has adopted principles of corporate governance to formalize its governance practices, which serve as a framework within which our Board and its committees operate. These principles cover a number of areas, including the role of our Board of Directors, its composition and leadership structure, director independence, director selection, qualification and election, director compensation, executive sessions, CEO evaluation, succession planning, annual Board assessments, Board committees, director orientation and continuing education and others. A copy of our Corporate Governance Guidelines is available on our website at
https://investors.legalzoom.com
.
Overboarding Policy
Our Corporate Governance Guidelines provide that directors may not serve on the board of more than four public companies, including our Board of Directors. In addition, directors who are executive officers of public companies may not serve on the boards of more than one other public company, in addition to our Board of Directors. All of our existing directors are currently in compliance with our overboarding policy.
Insider Trading Policy & Anti-Hedging and Pledging Policy
We have an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and designated consultants. It is the Company’s policy to comply with applicable laws and regulations when engaging in transactions in Company’s securities. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025 filed with the SEC on February 23, 2026.
In addition, our Insider Trading Policy specifically prohibits our directors and officers and members of their immediate families and households and such persons’ controlled entities from engaging in short sales, transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities, and hedging transactions. Our Insider Trading Policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or on our Compensation Committee.
Communications with Directors
Stockholders and other interested parties who wish to communicate with our Board or any individual director may send a written communication to the Board or such director c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041, Attn: Chief Legal Officer. The Chief Legal Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations, or is unduly hostile, threatening or similarly inappropriate.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	17

Vision Statement & Operating Values

Our vision is to be the guardian of people’s aspirations, lives, and legacies. This vision isn’t just a statement, it’s a commitment — to our customers, our partners, and ourselves. It’s about protecting what matters most to those we serve, standing as a beacon of trust, reliability, and expertise in a world that increasingly demands it. Our mission, transforming how people navigate the legal system, represents the long-term relationship we aim to foster with our customers. To deliver on the foregoing, we are focused on instilling the following operating values in all we do:

Lift Each Other Up

We build great teams by recognizing, motivating, and inspiring each other. We realize that we can’t do it alone, and success comes from working together as one team. We embrace a diversity of perspectives and celebrate our differences and our achievements together. We lead with empathy and respect, and we’re committed to each other’s success.

Champion our Customers

Our customers are at the center of everything we do, and we’re laser focused on being a trusted partner at every step of their journey. We work tirelessly to provide access to the tools and expertise people need to start and grow their businesses. We understand and constantly think about our customers’ most critical challenges today so we can make their businesses more successful and hassle-free tomorrow.

See the Whole Picture

We’re relentlessly curious and strive to see how everything fits together. We’re constantly connecting the dots and leaning in to create a flawless end-to-end experience. We’re always thinking beyond our own piece of the puzzle. We collaborate with one another to understand the impacts of our decisions. We think big — but we know that every detail of our customers’ experience matters.

Focus on Results

We are all owners of our business results. We set measurable goals, track progress regularly, and hold each other accountable. We aren’t afraid to take big chances and make some mistakes that we’ll learn and grow from — just like our customers do. We keep an entrepreneurial mindset, never settle for how it’s always been done, and keep pushing boundaries until we find a better way forward. We focus our time on impactful work to deliver outstanding results for our customers.

Keep It Simple

We communicate clearly and directly to make sure our message can be understood with no confusion. We incorporate others’ views, actively listen to new ideas, and embrace inquiry and debate. We value transparent, inclusive, and respectful communication to build and maintain trust with each other and our customers.

18	2026 PROXY STATEMENT LegalZoom.com, Inc.

Human Capital Management

At the Board level, our Compensation Committee has overall responsibility for human capital management related matters. Below are some recent highlights of our human capital management strategies and initiatives.

Growth & Development	Total Rewards

•   Anytime, anywhere learning with on-demand courses from LinkedIn Learning available to all full-time Zoomers

•   Company-wide AI enablement through AI for Zoomers, empowering employees to build AI skills, integrate AI into daily work, and drive more strategic, creative impact with access to best-in-class tools, resources, and a supportive learning community

•   Customizable Personal Development Plans to support employee career planning and development

•   Bi-annual check-in conversations to support employee development and performance, reinforced with annual, written performance reviews

•   Leadership development programs for assistant managers, managers and senior managers (Leadership Academy) and select high-performing group managers and directors (Leadership Accelerator)

•   Monthly development opportunity for all full-time employees through LegalZoom Growth Series

•   Top 10% for “Benefits and Perks Against Similar Sized Companies” on Comparably

•   Performance-based bonus or incentive program for 100% of employees

•   Best-in-class holistic wellness benefits, including comprehensive global coverage with at least one no-cost medical plan option available to all employees

•   95% of employees are enrolled in our benefits programs

•   A flexible work environment for non-onsite roles, which enables flexibility to work remotely and collaborate in office

•   All U.S. employees who work at least 20 hours per week are eligible to participate in our ESPP (1,101 employees were eligible to participate in our most recent offering period)

Employee Engagement

•   Received BuiltIn’s “Best Places to Work” awards in 2025 (Austin, Los Angeles and Remote)

•   Peer-based rewards and recognition program

•   Bi-annual Zoomie Awards, recognizing top performers and leaders company-wide

•   42% of senior leadership team are women and 29% are racially/ethnically diverse

•   7 Employee-led Resource Groups open to all employees regardless of their background: Pride Zoomer Alliance Network, Lift Every Voice Black Network, RiseUp Women’s Network, Women in Tech Network, Nos Unimos LatinX Network, Asian American Pacific American Zoomer Association, and LZ Veterans

•   Our employee giving program includes volunteerism, donation matching, and our annual Impact Week of giving and service

•   Employees receive 16 hours paid time off for community service and up to $500 in annual donation matching within our giving platform

•   Since the launch of our giving platform in 2022, employees have donated over $200,000 to more than 1,700 causes. With LegalZoom matching, the total donated is approximately $449,000

•   Over 2,400 community service paid time off hours used by employees in 2025

•   Included on Newsweek’s “America’s Greatest Workplaces for Diversity” and “America’s Greatest Workplaces for Women” in 2025

LegalZoom.com, Inc. 2026 PROXY STATEMENT	19

Director Compensation

Eligible Director Compensation Policy

We provide cash and stock compensation to certain non-employee directors for their services as directors or members of committees of the Board of Directors. Our Eligible Director Compensation Policy (the “Policy”) provides fixed annual cash retainer fees and long-term equity compensation awards to each member of our Board of Directors who is not also serving as our employee or as an employee of any of our subsidiaries and is not associated with or nominated by a private equity fund, venture capital fund or other entity that owned shares of our capital stock prior to the effective date of the registration statement filed in connection with our IPO (each, an “Eligible Director”). Additional fixed annual cash retainer fees are paid to Eligible Directors for committee membership and chairperson service.

The Eligible Directors eligible to participate in the Policy are Elizabeth Hamren, Nathan Gooden, John Murphy and Sivan Whiteley. Neil Tolaney is not eligible to participate in the Policy due to being a general partner at TCV. Certain principal features of the compensation provided under the Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the Policy. In addition, the Compensation Committee approved certain changes to the annual cash and equity compensation payable to Eligible Directors effective January 1, 2026. See below under “—2026 Director Compensation” for additional information.

2025 Annual Cash Compensation

The table below sets forth the annual cash compensation amounts payable to Eligible Directors for 2025. These amounts are paid in equal quarterly installments, payable in arrears on the last day of each quarter in which the service occurred. If an Eligible Director joins the Board of Directors or a committee thereof at a time other than effective as of the first day of a quarter, his or her first quarterly installment will be prorated based on days served in the applicable quarter. All annual cash fees are vested upon payment.

Annual Board Service Retainer

All Eligible Directors:	$35,000

Non-Executive Chair of the Board (if any):	$85,000 (inclusive of annual Board service retainer)

Lead Independent Director (if any):	$51,500 (inclusive of annual Board service retainer)

Annual Committee Member (non-Chair) Service Retainer

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating Committee:	$5,000

Annual Committee Chair Service Retainer (Inclusive of Committee Member Service Retainer)

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating Committee:	$10,000

Prior to the start of each year, an Eligible Director may elect to receive 100% of his or her annual cash compensation for the next year as restricted stock units (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) or any successor equity plan for that number of shares equal to (a) the projected annual cash compensation for such Eligible Director for the year based on Board of Director and committee membership as of the first day of such year divided by (b) the average closing price of our common stock, as reported on Nasdaq, over the 30 calendar day period ending five calendar days before the date of grant (the “Share Price”). For 2025, both Mr. Murphy and Mr. Gooden elected to receive their annual cash compensation in the form of RSUs.

We reimburse all of our directors for their travel expenses incurred in attending meetings of our Board of Directors and/or its committees.

2025 Equity Compensation

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director will automatically, upon the date of his or her initial election or appointment, as applicable, be granted RSUs for that number of shares of our common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of grant, provided in each case that the Eligible Director continues to be an Eligible Director on such vesting date.

20	2026 PROXY STATEMENT LegalZoom.com, Inc.

Without any further action of the Board of Directors, each person who is elected or appointed for the first time to be an Eligible Director on a date other than at an annual meeting of stockholders will automatically, on the date of his or her initial election or appointment to be an Eligible Director, be granted RSUs for that number of shares of our common stock equal to (i) $200,000 multiplied by a fraction, the numerator of which is the number of days between such date of appointment or election and the next June 1, divided by (ii) the Share Price, rounded down to the nearest whole share. Each such pro-rated annual grant will vest in a single installment on the earlier to occur of (a) the close of business on the day before our next annual meeting of stockholders and (b) the next June 1, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Without any further action by the Board of Directors, at the close of business on the date of each annual meeting of our stockholders, each person who is then an Eligible Director will automatically be granted RSUs for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded down to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the Eligible Director continues to be an Eligible Director on such vesting date.

Notwithstanding the foregoing, for each Eligible Director in office as of immediately prior to the closing of a Change in Control (as defined in the 2021 Plan), his or her then-outstanding equity awards granted pursuant to the Policy will become fully vested immediately prior to the closing of such Change in Control.

Eligible Directors are also required to own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer as discussed in more detail below under “Eligible Director Stock Ownership Guidelines.”

2025 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during 2025. Mr. Stibel did not receive any compensation for his service as a director during 2025 and therefore is not included in the table below. The compensation for Mr. Stibel as a named executive officer is set forth below under “Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Elizabeth Hamren	52,500	209,589	—	262,089

Nathan Gooden	—	263,644	—	263,644

John Murphy	—	288,358	—	288,358

Neil Tolaney(3)	—	—	—	—

Sivan Whiteley	60,000	209,589	—	269,589

(1)

The amount shown for each director is composed of his or her annual Board service fees, committee service fees and any additional committee chair fees, as applicable. For 2025, both Mr. Murphy and Mr. Gooden elected to receive their annual cash compensation in the form of RSUs.

(2)

Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the directors during the year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Codification Standard Topic No. 718, Compensation—Stock Compensation (“ASC 718”). These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests. The following table provides information regarding the number of shares of common stock underlying RSUs granted to our non-employee directors that were outstanding as of December 31, 2025:

Name	Stock Awards Outstanding at Year End (#)

Elizabeth Hamren	22,831

Nathan Gooden	40,620

John Murphy	22,831

Neil Tolaney	—

Sivan Whiteley	22,831

(3)	Mr. Tolaney did not receive compensation for his service as director during 2025 due to being a general partner at TCV.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	21

Eligible Director Stock Ownership Guidelines

In November 2022, the Compensation Committee adopted Non-Employee Director Stock Ownership Guidelines (the “Ownership Guidelines”). The Ownership Guidelines require that each Eligible Director own shares of LegalZoom common stock equal in value to five times his or her annual cash Board retainer (but not including any additional retainer paid as a result of service as a Board chair, committee chair or committee member) within five years of the date of adoption of the Ownership Guidelines or, if newly appointed to the Board, within five years of joining the Board. Shares of common stock that count towards satisfaction of the Ownership Guidelines include: (i) shares beneficially owned by the Eligible Director (including shares held by his or her immediate family members or held in trust for the benefit of the Eligible Director or his or her immediate family members), (ii) unvested time-based RSUs, and (iii) any deferred shares, vested deferred stock units or deferred RSUs that may only be settled in shares of LegalZoom common stock.

After the five-year phase-in period for complying with the Ownership Guidelines, if an Eligible Director is not in compliance with his or her ownership requirement as set forth in the Ownership Guidelines, the Eligible Director must retain 100% of his or her net shares received as a result of the vesting of any RSUs granted to the Eligible Director by the Company.

2026 Director Compensation

In consultation with Exequity LLP (“Exequity”), the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews the compensation of our Eligible Directors for continued alignment with comparable companies and sound governance practices. In connection with its 2025 review of the Policy, Exequity performed a benchmarking analysis of our director compensation program against our proxy peer companies. As a result of this analysis and upon Exequity’s recommendation, our Compensation Committee determined to update certain components of our annual director compensation to better align director compensation with the compensation paid to the directors of our peer companies, noting that director compensation had not been updated since 2023.

As a result of the foregoing, the Compensation Committee approved the following changes to our director compensation program, effective January 1, 2026:

•	Increased the annual Board service retainer from $35,000 to $50,000.

•	Added an annual service retainer for membership on the newly established M&A Committee in the amount of $7,500 for a non-Chair member and $15,000 for the Chair.

•	Increased the annual grant of RSUs made in connection with our annual meeting of stockholders from $200,000 to $225,000.

22	2026 PROXY STATEMENT LegalZoom.com, Inc.

Executive Officers

The following individuals constitute our executive officers. The information is current as of the date of this Proxy Statement. Information on the business background of Mr. Stibel is set forth under “Proposal 1: Election of Director.”

Name	Age	Position

Jeffrey Stibel	52	Chief Executive Officer and Chair of the Board

Nicole Miller	42	Chief Legal Officer and Secretary

Noel Watson	51	Chief Operating Officer & Chief Financial Officer

Nicole Miller
Nicole Miller has served as our Chief Legal Officer since March 2024 and as our Secretary since August 2020. She previously served as our Executive Vice President and General Counsel from June 2020 to March 2024. She also served as our interim Chief People Officer from August 2020 to April 2021. From July 2014 to June 2020, Ms. Miller held various roles at The Honest Company, a consumer goods company, most recently serving as General Counsel. Prior to The Honest Company, Ms. Miller practiced corporate law at the law offices of Cooley LLP and Gibson Dunn & Crutcher LLP. Ms. Miller was a Senate Fellow in the California State Senate from October 2005 to September 2006. Ms. Miller has served on the governing board of Defy Ventures, Inc. since December 2021. Ms. Miller holds a B.A. in humanities from Stanford University and a J.D. from the University of Texas School of Law.

Noel Watson
Noel Watson has served as our Chief Operating Officer since August 2024 and our Chief Financial Officer since November 2020. From June 2019 to November 2020, Mr. Watson served as Chief Financial Officer at TrueCar, Inc., an automotive pricing and information website for new and used car buyers. From April 2006 to June 2019, Mr. Watson served in various roles at TripAdvisor, Inc., which operates as an online travel company, including as Vice President - Finance and Chief Accounting Officer. Mr. Watson has served on the board of directors of Affirm Holdings, Inc. since September 2022. He previously served on the board of directors of Zynga Inc. from July 2020 to May 2022. Mr. Watson holds a B.S. in accounting from Bryant University.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	23

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes the material elements of the Company’s executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table below.

Executive Summary

The Company’s executive compensation program is designed to align pay outcomes with Company performance and stockholder value creation, with a significant portion of target compensation delivered as variable, at-risk compensation. For 2025, the Compensation Committee maintained a strong emphasis on performance-based compensation, with annual incentive payouts directly tied to Company financial performance and long-term incentives designed to align executives with stockholder returns. As described in more detail under “—Long-Term Equity Incentive Compensation” below, no equity awards were granted to executive officers in 2025. This reflects the Compensation Committee’s decision in November 2024 to accelerate the annual refresh equity grants for the senior leadership team from their typical March timing to November 2024. This decision was intended to quickly align the senior leadership team to a shared set of performance incentives following the appointment of a new CEO and to strengthen retention during a period of strategic transition. The absence of equity grants in 2025 is a consequence of that timing decision, not a reduction in the overall level of long-term focus or long-term incentive compensation. The Compensation Committee believes the November 2024 grants continued to provide appropriate long-term incentive and retention value throughout 2025, consistent with the Company’s compensation philosophy.

In addition, in 2025, the Company delivered strong financial performance, resulting in an annual incentive payout of 129.7% of target based on the Company’s achievement above target for both of its corporate performance metrics. At the same time, the Compensation Committee carefully considered the outcome of the Company’s 2025 say-on-pay vote, which received approximately 59% support — a meaningful decline from the approximately 81% support received in the prior year. We believe the 2025 say-on-pay result primarily reflects one-time equity awards granted in connection with the CEO transition, along with the acceleration of 2025 equity grants into 2024, which together created a distorted view of annual compensation for our named executive officers. However, in the fall of 2025, we undertook extensive stockholder outreach to better understand investor perspectives. In response to this stockholder feedback, the Compensation Committee implemented several key changes to the executive compensation program for 2026, including the introduction of performance stock units based on multiple performance metrics over a multi-year period, thereby reducing reliance on stock price-only performance metrics and strengthening alignment with stockholder interests. See below under “—Say-on-Pay Vote & Stockholder Engagement” and “—2026 Long-Term Incentive Design” for additional information.

2025 Performance Highlights

In 2025, we maintained disciplined execution across our key focus areas; optimizing our subscription business to drive greater stability in our business, reorienting our go-to-market strategy to improve brand awareness and attract higher- value customers, and advancing our expert platform by leveraging artificial intelligence to augment human expertise. Together, we believe these efforts are building a more resilient, predictable and higher-quality business. Below is a summary of our key achievements:

•	Total revenue was $756.0 million for the year, up 11% compared to 2024.

•	Full-year subscription revenue was $492.5 million, up 13% year-over-year, driven by focus on higher-value customers and differentiated human-in-the-loop service offerings.

•

Full-year transaction revenue was $263.6 million, up 7% year-over-year, driven by our acquisition of Formation Nation in February 2025 and an increase in revenue from annual report filing fees and trademark filings.

•	Net income was $15.4 million, or 2% of revenue, compared to $30.0 million, or 4% of revenue, in 2024.

•	Adjusted EBITDA* was $172.2 million, or 23% of revenue*, compared to $148.1 million, or 22% of revenue, in 2024.

•	These results were supported by several key operational drivers:

○	We acquired Formation Nation, a value-oriented formation platform, broadening our market reach and strengthening our ability to serve small businesses across a wider range of price points.

○

We deepened our focus on higher-value customers by refining our brand messaging to emphasize premium services, implementing targeted pricing actions in our compliance offerings, and enhancing product packaging and bundling strategies. These efforts successfully shifted demand toward higher-value SKUs and supported growth in customer lifetime value.

○

We continued to scale our human-in-the-loop strategy by launching our concierge product suite — white-glove, “Do-It-For-Me” offerings that combine AI-enabled technology with a dedicated concierge manager for business guidance and full-service execution. These solutions enable customers to offload complex legal and compliance needs, which we believe will result in stronger lifetime value and higher-quality customer relationships.

24	2026 PROXY STATEMENT LegalZoom.com, Inc.

○

We also saw continued strength in our trademark and intellectual property services, supported by our owned law firm, reinforcing our ability to deliver high-value, human-enabled solutions across complex legal needs.

○

More broadly, we benefited from improved retention and engagement in our compliance offerings, continued growth in products such as virtual mail, and increased contribution from bundled solutions that combine legal, tax, and business services.

•

Cash flows provided by operating activities were $178.2 million for the year ended December 31, 2025 compared to $135.6 million in 2024. Free cash flow* was $147.9 million for the year ended December 31, 2025 compared to $99.9 million in the same period in 2024.

•	We ended the year with cash and cash equivalents of $203.1 million as of December 31, 2025, and no amounts outstanding under our revolving credit facility.

•

During the year ended December 31, 2025 we returned approximately $80 million to stockholders through stock repurchases, repurchasing approximately 8.3 million shares of our common stock at an average price of $9.71 per share. Through consistent share repurchases since our IPO, we’ve reduced our outstanding share count by approximately 10% through December 31, 2025.

Looking ahead, we expect to achieve continued momentum in our business in 2026. We believe LegalZoom is uniquely positioned to deliver the “last mile” of legal services — combining AI-driven insights with human expertise, accountability and execution to deliver real outcomes for entrepreneurs and, over time, more established businesses.

*Adjusted EBITDA, Adjusted EBITDA margin and free cash flow are non-GAAP measures. See Appendix A for definitions of these measures and reconciliations to the most directly comparable measure computed in accordance with GAAP.

Named Executive Officers

Our named executive officers for 2025 were:

Name	Position

Jeffrey Stibel	Chief Executive Officer and Chair of the Board

Noel Watson	Chief Operating Officer & Chief Financial Officer

Nicole Miller	Chief Legal Officer and Secretary

We did not have any other “executive officers” (as defined in Rule 3b-7 under the Exchange Act) during 2025.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, motivate and retain quality executive officers to ensure the success and growth of the Company;

•	Align executive compensation with the Company’s corporate strategies, performance against business objectives and goals and the creation of long-term value for our stockholders; and

•	Incentivize performance and drive accountability that balances short-, mid- and long-term business goals and objectives.

We implement this philosophy by delivering a significant portion of executive compensation in variable, at-risk compensation, including annual cash incentives tied to Company performance and long-term equity incentives that vest based on continued service for RSUs and achievement of performance goals and continued service for performance stock units (“PSUs”). The Compensation Committee emphasizes pay-for-performance alignment by linking realized compensation outcomes to both short-term financial performance and long-term business growth and stockholder value creation. This philosophy is informed by incorporating feedback from ongoing dialogue with our stockholders, and the program changes implemented for 2026 reflect the Compensation Committee’s commitment to remaining responsive to investor perspectives on executive pay design.

Say-on-Pay Vote & Stockholder Engagement

At our 2025 annual meeting of stockholders, stockholders expressed their views on our executive compensation structure via the “say on pay” advisory resolution. The Compensation Committee values the feedback of our stockholders and actively engaged with a substantial subset of stockholders to better understand their perspectives and to help inform our 2026 long-term incentive design.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	25

Following our 2025 annual meeting of stockholders, members of management, together with our Lead Independent Director and the Chair of our Compensation Committee, conducted an extensive stockholder outreach program. We contacted investors representing approximately 47% of our then-outstanding shares, and non-affiliated holders of approximately 18% of our shares agreed to meet with us. These meetings included focused discussion on the results of the Company’s 2025 say-on-pay vote and broader aspects of our executive compensation program. The changes implemented by the Compensation Committee for 2026 directly reflect the feedback received in these meetings, as summarized in the table below:

What We Heard	What We Did in Response

Investors expressed their views that long-term incentive awards tied solely to stock price appreciation may reward executives for general market movements rather than company-specific performance.	For 2026, we removed stock price appreciation as the singular metric for the PSUs in our long-term incentive plan, in favor of two distinct performance metrics — year-over-year revenue growth and relative total stockholder return versus the Nasdaq Composite Index — measured over a multi-year performance period.

Investors prefer the use of multiple performance measures in both short- and long-term incentive plans to ensure a more balanced and rigorous assessment of executive performance.	The PSU performance criteria in our 2026 long-term incentive plan was updated to remove stock price hurdles and focus on two metrics — year-over-year revenue growth and relative total stockholder return versus the Nasdaq Composite Index — measured over a multi-year performance period.

Investors noted that long-term plans should maintain rigorous performance metrics, over a sustained period of time, to avoid creating a misalignment between executive pay and stockholder outcomes.	The PSUs in our 2026 long-term incentive plan contain a three-year performance period. In addition, our CEO’s long-term incentive mix has been updated to 70% PSUs and 30% RSUs versus 60% PSUs and 40% RSUs in prior years, to further align with stockholder outcomes and increase at-risk, performance-conditioned compensation.

Investors indicated that one-time (non-sign-on) equity awards should be used sparingly and, when granted, accompanied by clear and fulsome disclosure of their rationale.	No one-time awards were granted to executive officers in 2025 consistent with the Compensation Committee’s commitment to limit one-time awards. The Compensation Committee also reaffirms that it does not intend to make additional off-cycle awards of this nature to the CEO or other executive officers in the near-term absent exceptional circumstances arising.

The Compensation Committee believes these changes directly address stockholder feedback and strengthen the alignment between executive compensation and long-term stockholder value creation. See “ —2026 Long-Term Incentive Design” for additional information on certain changes implemented for 2026.

The Compensation Committee will continue to regularly review the Company’s executive compensation program and maintain an ongoing dialogue with stockholders to ensure alignment with evolving best practices and stockholder expectations, while reinforcing the Company’s focus on long-term value creation.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation paid or awarded to each of the named executive officers. The Compensation Committee evaluates the performance of our named executive officers and other members of our senior management team at least annually and determines compensation levels based on its performance evaluation. The Compensation Committee also approves our short- and long-term executive performance-based incentive plans and policies and is responsible for administering the Company’s equity incentive plan, with authority to approve award grants under the plan.

In performing its duties, the Compensation Committee considers the recommendations of our Chief Executive Officer with respect to the compensation of the other named executive officers, though all final determinations are made solely by the Compensation Committee. Our Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his own compensation. All members of the Compensation Committee are independent under applicable Nasdaq rules, and no named executive officer serves on the Compensation Committee.

Role of the Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants and outside service providers and advisors to advise the Compensation Committee with respect to amounts or forms of executive

26	2026 PROXY STATEMENT LegalZoom.com, Inc.

compensation or in carrying out its other responsibilities. Exequity LLP (“Exequity”) served as independent compensation consultant to our Compensation Committee in 2025 and reviewed and advised on various aspects of our executive compensation program, including our compensation peer group, designing our short-term and long-term compensation incentive plans to align with stockholder interests and specific compensation recommendations for our executive officers.

The Compensation Committee was directly responsible for the appointment, compensation and oversight of the work of Exequity. The Compensation Committee assessed the independence of Exequity pursuant to applicable SEC and Nasdaq rules and concluded that no conflict of interest existed with respect to the services to the Compensation Committee of Exequity. Exequity did not perform any services for us, except for compensation-related services on behalf of, and as instructed by, the Compensation Committee.

Peer Group

The Compensation Committee annually reviews the peer group of companies in our industry to assist the committee in making its compensation decisions and makes updates to such peer group as determined necessary or appropriate. Peer companies are selected based on factors including revenue, market capitalization, business model alignment and geographic location. Although the Compensation Committee reviews and discusses the peer company compensation data provided by its compensation consultant to help inform its decision-making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data. The peer company data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

Our peer group for 2025 consisted of the following companies:

8x8 Inc.	Five9, Inc.	Sprout Social, Inc.
Angi Inc.	Fiverr International Ltd.	Squarespace, Inc.
AppFolio Inc.	GitLab Inc.	Udemy, Inc.
BigCommerce Holdings, Inc.	Guidewire Software, Inc.	Upwork Inc.
BlackLine, Inc.	Intapp, Inc.	Wix.com Ltd.
Box, Inc.	LiveRamp Holdings, Inc.	Yelp Inc.
Chegg, Inc.	PagerDuty, Inc.	Zeta Global Holdings Corp.
Elastic N.V.	Smartsheet Inc.	ZipRecruiter, Inc.
Zuora Inc.

In preparation for the 2026 executive compensation review and the decisions that the Compensation Committee made and will make with respect to 2026 executive compensation, the Compensation Committee reviewed, with assistance from Exequity, the peer group companies listed above. The Compensation Committee determined it was appropriate to make certain changes to the companies comprising the peer group for 2026 pay and performance comparisons. Specifically, Smartsheet Inc., Squarespace, Inc. and Zuora Inc. were each removed from the 2025 peer group because they were taken private in October 2024, January 2025 and February 2025, respectively. BigCommerce Holdings, Inc. was also removed from the 2025 peer group due to its lack of revenue comparability. Coursera, Inc. was added to the peer group given its relevant business model fit.

Material Elements of Compensation

Our Compensation Committee reviews compensation at least annually for our named executive officers and other members of senior management. In determining the elements of compensation, the Compensation Committee considers market data for comparable roles, individual experience and scope of responsibilities, Company and individual performance, and the need to motivate and retain executives while aligning pay outcomes with stockholder value creation.

To support our pay-for-performance philosophy, the Compensation Committee seeks to maintain an appropriate balance between fixed and variable compensation and to align compensation outcomes with both Company and individual performance. The Compensation Committee does not apply a rigid allocation formula and retains discretion to adjust compensation based on the scope and complexity of each executive’s role and evolving business needs.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	27

The elements of our executive compensation program are summarized in the following table and discussed in more detail below. As discussed under “—Long-Term Equity Incentive Compensation,” our Compensation Committee did not grant equity to our named executive officers in 2025.

Compensation Element	Form	Purpose	Performance Linkage

Base Salary	Cash	Provide a fixed, competitive level of compensation reflecting role, experience and scope of responsibilities	Reviewed annually in connection with performance evaluations

Annual Performance Bonus	Cash	Reward achievement of the Company’s annual financial goals and performance objectives	100% tied to pre-established corporate financial metrics (2025: Total Bookings + Partner Revenue; Adjusted EBITDA)

Long-Term Equity – RSUs	Time-based restricted stock units	Promote retention and alignment with increasing stockholder value over a multi-year period	Vest quarterly over three years; value tied to stock price

Long-Term Equity – PSUs	Performance-based restricted stock units	Align executive compensation with rigorous, pre-established performance goals with long-term stockholder value creation and business growth	Earned only upon the achievement of predetermined stock price goals for the PSUs granted in November 2024. Updated for 2026: PSUs will only be earned based on revenue growth and relative TSR.

Annual Base Salary

Base salaries for our named executive officers are initially established through arm’s-length negotiations at the time of hiring, taking into account the individual’s qualifications, experience, scope and complexity of responsibilities, and competitive market compensation for similar positions. Base salaries are generally reviewed in January of each year in connection with our annual performance review process, with reference to peer group market data, individual performance, and the scope and complexity of each executive’s responsibilities. No named executive officer is entitled to any automatic base salary increase.

For 2025, the Compensation Committee reviewed each named executive officer’s base salary and determined that no increases were warranted. This determination reflected the Compensation Committee’s assessment that existing salary levels remained competitive relative to the peer group and appropriate given each executive’s scope of responsibilities and individual performance. The Compensation Committee also considered the Company’s broader commitment to managing fixed compensation costs while emphasizing variable, performance-based pay, consistent with the Company’s pay-for-performance philosophy.

The 2025 base salary for each named executive officer, as approved by the Compensation Committee, was as follows:

Name	2025 Base Salary	% Change vs. 2024

Jeffrey Stibel	$575,000	—

Noel Watson	$500,000	—

Nicole Miller	$450,000	—

Annual Performance Bonus Plan

Our named executive officers are eligible to receive an annual incentive bonus under our annual bonus plan, which is administered by our Compensation Committee. Based on input from Exequity, the Compensation Committee designed the structure of the 2025 annual bonus plan to ensure the specific performance measures used were tied to both the Company’s short-term 2025 annual goals and the Company’s longer term strategic priorities, or North Star goals.

28	2026 PROXY STATEMENT LegalZoom.com, Inc.

For 2025, the target annual bonus plan payout amount for each named executive officer was as follows:

Named Executive Officer	Salary ($)	Annual Bonus Target (% of Salary)	Target Payout ($)

Jeffrey Stibel	575,000	100%	575,000

Noel Watson	500,000	75%	375,000

Nicole Miller	450,000	75%	337,500

The overall annual bonus plan payout for each named executive officer was based entirely on pre-established annual corporate performance goals. For 2025, the bonus payout under our annual bonus plan was based on the achievement of two pre-established and equally weighted corporate performance goals: (i) Total Bookings plus Partner Revenue (weighted 50%) and (ii) Adjusted EBITDA (weighted 50%). The Compensation Committee selected Total Bookings plus Partner Revenue and Adjusted EBITDA to provide a balanced assessment of performance, with Total Bookings plus Partner Revenue reflecting the Company’s focus on market expansion and growing its subscription mix and Adjusted EBITDA measuring profitability and operational discipline. Together, these metrics align management incentives with both top-line growth and sustainable earnings performance.

A summary of our 2025 performance goals and our related 2025 results is below:

Performance Measure	Weight	2025 Performance Goals(1)			FY25 Actual	Payout(1)	Weighted Bonus Funding
		Threshold 50% payout	Target 100% payout	Maximum 200% payout

Total Bookings + Partner Revenue	50%	$709.8	$769.9M	$831.4M	$793.1M	118.0%	59.0%

Adjusted EBITDA(2)	50%	$148.2M	$164.1	$185.3M	$172.2M	141.1%	70.70%

Resulting Bonus Funding % (before any adjustment for achievements vs. North Star goals):							129.7%

(1)   The payout for each performance goal assumes proration of achievement between tiers. If the achievement of Adjusted EBITDA was below the 50% payout tier, the entire bonus payout would be zero.

(2)   For purposes of our annual bonus plan, Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 23, 2026.

The foregoing achievement of each pre-established corporate performance goal resulted in a bonus funding of 129.7%, before applying any North Star factor adjustment for achievement against long-term priorities as discussed below. The 129.7% bonus funding is equal to the sum of the weight of each performance measure (expressed as a percentage) multiplied by the percentage payout for each performance measure. The above-target bonus funding reflects the Company’s performance exceeding target levels for both financial performance metrics, which the Compensation Committee believes demonstrate meaningful progress against the Company’s strategic and financial objectives.

Consistent with prior years, the 2025 bonus plan also included a potential 30% upwards or downwards adjustment to the resulting bonus funding payout percentage, which was to be determined by the Compensation Committee based upon achievement of pre-defined long-term strategic priorities, referred to as the Company’s North Star goals. In early 2025, the Compensation Committee set North Star goals that were challenging and considered the Company’s 2025 progress towards long-term strategic goals. Specifically, the 2025 North Star goals included the following: (i) increasing subscription mix; (ii) improving the customer experience; and (iii) realizing M&A synergies. These goals were established at the beginning of the year and evaluated by the Compensation Committee against defined qualitative and quantitative criteria.

Given the Company’s achievements against the foregoing North Star goals met the target expectations set in early 2025, the Compensation Committee determined not to make any upwards or downwards adjustment to the bonus funding percentage. As a result of the foregoing, the bonus pool funding was kept at 129.7% and the payout of each named executive officer’s 2025 annual bonus plan award was calculated as follows:

Named Executive Officer	Target Payout ($)	X	Company Performance Multiplier	=	Bonus Payout ($)
Jeffrey Stibel	575,000		129.7%		745,775
Noel Watson	375,000		129.7%		486,375
Nicole Miller	337,500		129.7%		437,738

LegalZoom.com, Inc. 2026 PROXY STATEMENT	29

Long-Term Equity Incentive Compensation

Our equity awards serve as a long-term incentive and retention tool for our executive officers and reflect the value we place on their contributions to LegalZoom. Since 2023, we have granted a mix of time-based RSUs and PSUs to our executive officers and this approach continues to provide our executive officers with a strong incentive to remain with and build value in LegalZoom over an extended period. The Compensation Committee believes that granting RSU and PSU awards furthers the objectives of our compensation philosophy by motivating strategic financial performance improvement and stockholder returns. By doing so, the interests of our executive officers are closely aligned with our stockholders’ interests.

As part of the annual equity program for our executive officers, the Compensation Committee typically reviews in December of each year the scope and complexity, responsibilities and achievements of our executive officers and the criticality of our executive officers to LegalZoom’s strategic initiatives. The Compensation Committee also reviews the executive officers’ external marketability, unvested equity value and the market competitiveness of their equity awards to assess their retention risk in a competitive talent market. When annual equity awards are granted, they typically consist of 50% RSUs and 50% PSUs based on the target value, other than for Mr. Stibel, whose annual refresh equity grants have consisted of 40% RSUs and 60% PSUs. See “—2026 Long-Term Incentive Design” for changes made to the equity mix for Mr. Stibel in 2026. For PSUs, the Compensation Committee reviews each new PSU design in consultation with its independent compensation consultant with the goal of better aligning our executive compensation program with the long-term interests of our stockholders. This process includes reviewing pay-for-performance and long-term retention mechanisms and ensuring fair and appropriate metrics are selected that we believe will deliver meaningful and increased business value over time. The RSUs vest quarterly over three years, subject to the executive officer’s continuous service through applicable vesting dates as a retention mechanism.

As discussed in our 2025 proxy statement filed with the SEC on April 22, 2025, in November 2024, the Compensation Committee, after discussion with and input from Exequity, determined to grant the annual refresh equity awards to the Company’s senior leadership team in November 2024 instead of March 2025 in order to accelerate alignment between the Chief Executive Officer’s and senior leadership team’s incentive to collectively drive performance against a new shared strategy and to retain the Company’s senior leadership team for the long-term during a critical transition point. As a result of this timing, the Compensation Committee did not grant any equity awards to our executive officers during 2025. The absence of equity grants in 2025 reflects the timing of the Company’s regular annual equity award cycle rather than a reduction in the overall level of long-term incentive compensation. The Compensation Committee believes that the November 2024 grants continued to provide appropriate long-term incentives and retention value for executive officers throughout 2025, consistent with the Company’s compensation philosophy.

Outstanding PSUs

In July and November 2024, the Compensation Committee utilized performance-based equity awards tied to stock price performance to directly align executive compensation with stockholder value creation, as increases in stock price directly reflect returns to stockholders. The Compensation Committee believed that these awards provided a clear and rigorous performance framework, as value would only be realized if stockholders experienced meaningful appreciation in the Company’s stock price. The outstanding PSUs granted to executive officers in 2024 are discussed in more detail below.

2024 Special Sign-On CEO Equity Grants

In July 2024, in connection with the appointment of Mr. Stibel as our CEO, the Compensation Committee granted Mr. Stibel new-hire sign-on PSUs covering a maximum of up to 5,350,318 shares of the Company’s common stock (the “Sign-On PSUs”), which represent 100% at risk compensation. The Sign-On PSUs become eligible to be earned upon the attainment of seven stock price goals over a five-year performance period beginning on July 9, 2024 and, upon certification of achievement of a stock price goal by the Compensation Committee, 50% of any resulting earned Sign-On PSUs will remain subject to time-based vesting as discussed below. As shown in the table below, the stock price goals require significant increases in our stock price from the base price of $7.85 per share.

30	2026 PROXY STATEMENT LegalZoom.com, Inc.

The table below shows a summary of each tranche, including the number of Sign-On PSUs eligible to be earned upon achievement of the applicable stock price goal. As of the date of this Proxy Statement, none of the stock price goals in the table below have been met.

Tranche	Stock Price Goal	Cumulative PSUs Eligible to be Earned	Required Increase from Base Price	Incremental Market Value Added if Stock Price Goal is Achieved(1)

1	$11.78	10% of Target	1.5x	$691 million

2	$15.70	33.33% of Target	2.0x	$1.4 billion

3	$19.63	66.66% of Target	2.5x	$2.1 billion

4	$23.55	100% of Target	3.0x	$2.8 billion

5	$27.48	133.33% of Target	3.5x	$3.5 billion

6	$31.40	166.66% of Target	4.0x	$4.1 billion

7	$35.33	200% of Target	4.5x	$4.8 billion

(1) Amounts are calculated based on the Company’s market capitalization as of the date of grant and do not include any additional incremental market value as result of achieving the stock price goals included in the November 2024 PSUs (discussed below).

To earn the shares tied to each tranche of the Sign-On PSUs, the volume-weighted average closing price of our common stock over a consecutive 45-day trading period must equal or exceed the stock price goal for that tranche. Full vesting of the Sign-On PSUs requires 450% stock price appreciation relative to the base price during the five-year performance period. If achievement of a stock price goal is certified by the Compensation Committee, 50% of the earned Sign-On PSUs for the applicable tranche will vest immediately upon such certification and the remaining 50% will vest on the first anniversary of the date of such certification. The Sign-On PSUs are subject to Mr. Stibel’s continued service with the Company through the applicable vesting dates.

November 2024 Stock-Price PSUs

As discussed above, in November 2024, the Compensation Committee granted the annual refresh equity grants to the Company’s executive officers in November 2024 instead of March 2025. Similar to the Sign-On PSUs granted to Mr. Stibel in July 2024, the PSUs granted to the Company’s executive officers in November 2024 are earned only if the Company’s stock price achieves certain pre-determined goals (the “November 2024 PSUs”). The November 2024 PSUs become eligible to be earned upon the attainment of five stock price goals over a three-year performance period beginning on November 15, 2024. As shown in the table below and as with the Sign-On PSUs discussed above, the stock price goals require significant increases in our stock price from the base price of $6.91 per share.

The following table shows a summary of each tranche, including the number of November 2024 PSUs eligible to be earned upon achievement of the applicable stock price goal:

Tranche	Stock Price Goal	Cumulative PSUs Eligible to Be Earned	Required Increase from Base Price	Incremental Market Value Added if Stock Price Goal is Achieved(1)

1	$8.75	75% of Target	1.27x	$322 million

2	$10.50	125% of Target	1.52x	$621 million

3	$13.75	200% of Target	1.99x	$1.2 billion

4	$17.25	275% of Target	2.50x	$1.8 billion

5	$20.50	400% of Target	2.97x	$2.4 billion

(1) Amounts are calculated based on the Company’s market capitalization as of the date of grant and do not include any additional incremental market value as result of achieving the stock price goals included in the Sign-On PSUs (discussed above).

The target number of November 2024 PSUs granted to our continuing named executive officers was as follows: Jeff Stibel (911,722), Noel Watson (416,063) and Nicole Miller (271,345).

To earn the November 2024 PSUs tied to each tranche in the table above, the volume-weighted average closing price of our common stock over a consecutive 30-day trading period must equal or exceed the stock price goal. Full vesting of the November 2024 PSUs requires 294% stock price appreciation relative to the base price during the three-year performance period. The first stock price goal of

LegalZoom.com, Inc. 2026 PROXY STATEMENT	31

$8.75 was achieved during the first quarter of 2025 and the November 2024 PSUs earned as a result of such achievement vested in full on November 15, 2025. The second stock price goal of $10.50 was achieved during the third quarter of 2025 and the November 2024 PSUs earned as a result of such achievement vested in full on November 15, 2025.

Employee Benefits and Perquisites

We have not historically offered special benefits to our named executive officers. We provide 401(k) matching contributions as discussed under “Health and Welfare and Retirement Benefits” below. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. We also maintain an employee stock purchase plan in order to enable eligible employees, including our eligible named executive officers, to purchase shares of our common stock at a discount.

Health and Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. In 2025, we did not – and we have not historically – provided perquisites or personal benefits to our named executive officers. Our named executive officers do not participate in any defined benefit pension plans or nonqualified deferred compensation plans.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may elect to defer up to 80% of their eligible compensation into the plan on a pre-tax basis, up to annual limits prescribed by the Internal Revenue Code, and we make an employer matching contribution to the plan in the amount equal to 100% of the first 4% of eligible compensation that eligible employees defer each year. In general, eligible compensation for purposes of the 401(k) retirement savings plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Internal Revenue Code.

32	2026 PROXY STATEMENT LegalZoom.com, Inc.

2026 Long-Term Incentive Design
As part of the Compensation Committee’s commitment to align executive compensation with long-term stockholder value and in response to feedback received as part of our 2025 proactive stockholder engagement, the Compensation Committee engaged its independent compensation consultant, Exequity, to evaluate the design of our executive compensation program as part of our 2026 compensation planning process. This review led to the Compensation Committee’s decision to redesign our executive compensation program to better align with stockholder interests and our pay-for-performance philosophy.
Specifically, the Compensation Committee determined that the 2026 long-term equity incentive design for our CEO would consist of 70% PSUs and 30% RSUs, which represents an increase in the at-risk,
performance-based compensation for our CEO from the November 2024 refresh equity awards, which consisted of 60% PSUs and 40% RSUs.
In addition, the Compensation Committee addressed stockholder feedback to incorporate additional performance metrics into its long-term incentive design by emphasizing Company-specific operational performance alongside market-based outcomes. Specifically, the Compensation Committee evolved the design of its long-term incentive program for 2026 to include performance stock units tied to both revenue growth and relative total stockholder return. The 2026 PSUs will be earned, if at all, subject to (i) the Company’s year-over-year revenue growth relative to predetermined targets for each year in a three-year performance period and (ii) the Company’s total stockholder return (TSR) relative to the Nasdaq Composite Index over both a two-year
and three-year performance period. We believe the PSUs will drive the achievement of our near-term financial goals, as well as long-term stockholder value creation.
Compensation Policies and Practices as They Relate to Risk Management
The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s long-term strategic priorities, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.
Clawback Policy
We adopted a clawback policy as required by the final Dodd-Frank rules and exchange listing standards. The clawback policy applies to current and former covered officers of the Company and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company’s policy to recover erroneously awarded incentive-based compensation received by its officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material non-public
information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material non-public
information were to become known to the Compensation Committee before the grant of an equity award, the Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.
We typically grant annual equity awards following our annual review process in March, or as the Compensation Committee otherwise deems appropriate. We will generally grant equity awards to newly hired and promoted employees after the release of the Company’s earnings for the quarter during which the individual was hired or promoted.
In 2025, we did not grant any stock options, stock appreciation rights or similar option-like instruments to our named executive officers or employees.
Tax and Accounting Considerations
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the named executive officers in a manner consistent with the goals of the our executive compensation program and our best interests and the best interests of our stockholders, which may include providing for compensation that is not deductible by us.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	33

Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee
Sivan Whiteley, Chair
Nathan Gooden
Elizabeth Hamren
The foregoing report of the Compensation Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

34	2026 PROXY STATEMENT LegalZoom.com, Inc.

Executive Compensation Tables

Summary Compensation Table

The following table describes the 2025, 2024 and 2023 compensation provided to our named executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Jeffrey Stibel	2025	575,000	—	—	—	745,775	14,000	1,334,775
Chief Executive Officer &	2024	252,115	—	60,700,819	—	221,862	9,908	61,184,704
Chair of the Board(6)

Noel Watson	2025	500,000	—	—	—	486,375	14,000	1,000,375
Chief Operating Officer &	2024	494,230	—	20,588,332	—	326,192	13,077	21,421,831
Chief Financial Officer	2023	465,385	—	3,684,205	2,643,522	325,915	13,200	7,132,227

Nicole Miller	2025	450,000	—	—	—	437,738	—	887,738
Chief Legal Officer	2024	443,268	—	14,108,221	—	277,903	—	14,829,392
and Secretary	2023	411,539	—	2,113,831	1,321,759	208,341	—	4,055,470

(1)

Salary amounts represent actual amounts earned in 2023, 2024 and 2025 for each named executive officer. See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Base Salary” above for additional information.

(2)

Amounts reported represent the aggregate grant-date fair value of RSU and PSU awards granted to our named executive officers under our 2021 Plan. These amounts were computed in accordance with ASC 718 and therefore differ from the target award values approved by the Compensation Committee. See above under “Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Equity Incentive Compensation” for more information. The assumptions and methodologies used in calculating the grant-date fair value of these awards are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 23, 2026. For 2023, the PSUs are included in this column at their target value. The maximum grant date value of the 2023 PSUs, assuming the highest level of performance achieved, was as follows: Mr. Watson, $2,445,525; Ms. Miller, $1,630,355. No 2023 PSUs were earned by our named executive officers as the performance criteria underlying these PSUs were not met. For 2024, the PSUs granted in March 2024 are included in this column at their target value. The maximum grant date value of the PSUs granted in March 2024, assuming the highest level of performance achieved, is as follows: Mr. Stibel, $12,375,274; Mr. Watson (March 2024), $6,376,072; Mr. Watson (August 2024), $962,058; Ms. Miller, $5,033,738. The Monte Carlo simulations used to value the PSUs granted in 2024 included various assumptions such as the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period. See “Compensation Discussion and Analysis—Material Elements of Compensation—Long-Term Equity Incentive Compensation” above for additional information regarding the PSUs granted in 2024.

(3)

In November 2023, the Compensation Committee decided to remove stock options as a form of long-term equity incentive and replace them with PSUs beginning in 2024. As a result, no stock options were granted in 2024 or 2025. For 2023, the amounts in this column do not reflect the actual economic value that may be realized by the named executive officer. Amounts reported represent the aggregate grant-date fair value of stock option awards granted to our named executive officers under our 2021 Plan computed in accordance with ASC 718. The assumptions and methodologies used in calculating the grant-date fair value of the stock options reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 23, 2026.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the cash bonus amounts paid to our named executive officers for the years indicated pursuant to our annual bonus plan. See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Performance Bonus Plan” above for additional information.

(5)	Reflects the value of 401(k) contributions made by the Company.
(6)	Mr. Stibel was appointed our CEO in July 2024 and certain amounts earned in 2024 and disclosed in the table above are prorated accordingly for 2024.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	35

Grants of Plan-Based Awards in 2025

The following table includes information regarding RSUs, PSUs and stock options granted to our named executive officers under our 2021 Plan during the year ended December 31, 2025:

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
			Threshold ($)(2)	Target ($)(3)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jeffrey Stibel	RSU	—	—	—	—	—	—	—

	PSU	—	—	—	—	—	—	—
	Annual Incentive(4)	—	287,500	575,000	1,150,000	—	—	—

Noel Watson	RSU	—	—	—	—	—	—	—
	PSU	—	—	—	—	—	—	—
	Annual Incentive(4)	—	187,500	375,000	750,000	—	—	—

Nicole Miller	RSU	—	—	—	—	—	—	—
	PSU	—	—	—	—	—	—	—
	Annual Incentive(4)	—	168,750	337,500	675,000	—	—	—

(1)

The Compensation Committee granted annual refresh equity grants to the Company’s executive officers in November 2024 instead of March 2025. Accordingly, no equity awards were granted to the Company’s executive officers in 2025.

(2)

If the achievement of Adjusted EBITDA was below the 50% payout tier, the entire bonus payout would be zero. See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Performance Bonus Plan” above.

(3)

For a description of the material terms of the cash incentive plan awards reported in the table above, including actual amounts paid for 2025, see “Compensation Discussion and Analysis—Material Elements of Compensation” above.

(4)

The amounts above reflect the bonus payout before any potential 30% upwards or downwards adjustment by the Compensation Committee, which is determined based on the Company’s achievement of pre-defined long-term strategic priorities. Assuming an upwards adjustment of 30% was approved by the Compensation Committee, payouts would be as follows: Mr. Stibel (Threshold: $460,000 / Target: $747,500 / Maximum: $1,322,500); Mr. Watson (Threshold: $300,000 / Target: $487,500 / Maximum: $862,500) and Ms. Miller (Threshold: $270,000 / Target: $438,750 / Maximum: $776,250). See “Compensation Discussion and Analysis—Material Elements of Compensation—Annual Performance Bonus Plan” above.

36	2026 PROXY STATEMENT LegalZoom.com, Inc.

Outstanding Equity Awards as of December 31, 2025

The following table reflects information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Jeffrey Stibel	—	—	—	—	455,861(2)	4,526,700	—	—
	—	—	—	—	367,834(3)	3,652,592	—	—
	—	—	—	—	342,419(4)	3,400,221	—	—
	—	—	—	—	—	—	2,507,234(5)	24,896,834
	—	—	—	—	—	—	5,350,318(6)	53,128,658

Noel Watson	763,747	—	9.82	11/18/2030	—	—	—	—
	111,160	—	28.00	6/28/2031	—	—	—	—
	363,934	24,263(7)	14.15	3/26/2032	—	—	—	—
	420,746	191,249(8)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	9,705(9)	96,371	—	—
	—	—	—	—	14,729(10)	146,259	—	—
	—	—	—	—	76,500(11)	759,645	—	—
	—	—	—	—	116,371(12)	1,155,564	—	—
	—	—	—	—	95,541(13)	948,722	—	—
	—	—	—	—	59,267(14)	588,521	—	—
	—	—	—	—	312,048(15)	3,098,637	—	—
	—	—	—	—	88,266(4)	876,481	—	—
	—	—	—	—	36,779(4)	365,215	—	—
	—	—	—	—	—	—	1,144,172(5)	11,361,628

Nicole Miller	381,874	—	9.82	9/23/2030	—	—	—	—
	763,747	—	9.82	9/23/2030	—	—	—	—
	133,927	—	28.00	6/28/2031	—	—	—	—
	227,458	15,164(7)	14.15	3/26/2032	—	—	—	—
	210,372	95,625(8)	8.39	3/18/2033	—	—	—	—
	—	—	—	—	6,066(9)	60,235	—	—
	—	—	—	—	3,683(10)	36,572	—	—
	—	—	—	—	38,250(11)	379,823	—	—
	—	—	—	—	91,872(12)	912,289	—	—
	—	—	—	—	95,541(13)	948,722	—	—
	—	—	—	—	203,509(15)	2,020,844	—	—
	—	—	—	—	69,684(4)	691,962	—	—
	—	—	—	—	—	—	746,197(5)	7,409,736

(1)	This amount reflects the fair market value of our common stock of $9.93 per share as of December 31, 2025.
(2)

The RSUs vest in substantially equal quarterly installments over a three-year period, with the first vesting date being May 15, 2025, subject to continuous service with the Company on each vesting date.

(3)

The RSUs vest in substantially equal quarterly installments over a four-year period beginning August 15, 2024, with the first vesting date being November 15, 2024, subject to continuous service with the Company on each vesting date.

(4)

In February 2025, the Compensation Committee certified the payout of PSUs granted in March 2024 at 102.4% of target and the following PSUs were earned: Mr. Stibel (821,808); Mr. Watson (300,120); and Ms. Miller (167,246). These earned PSUs will vest in five substantially equal quarterly installments, subject to continuous service with the Company on each vesting date and will be fully vested on February 15, 2027.

(5)

The November 2024 PSUs are eligible to be earned upon the attainment of five stock price goals over a three-year performance period beginning on November 15, 2024. Upon achievement of a stock price goal within the first year of the performance period, the earned November 2024 PSUs vest on November 15, 2025, and upon achievement of a stock price goal within the second or third year of the performance period, the November 2024 PSUs will vest immediately upon certification by the Compensation Committee, in each case, subject to continuing service with the Company on each vesting date. In February 2025, the Compensation Committee certified achievement of the first stock price goal and the following November 2024 PSUs were earned: Mr. Stibel (683,791); Mr. Watson (312,047); and Ms. Miller (203,508). In November 2025, the Compensation Committee certified achievement of the second stock price goal and the following November 2024 PSUs were earned: Mr. Stibel (455,861); Mr. Watson 208,031); and Ms. Miller (135,672). The foregoing earned November 2024 PSUs vested in full on November 15, 2025. The amount reported above is at the maximum achievement level.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	37

(6)

The Sign-On PSUs are eligible to be earned upon the attainment of seven stock price goals over a five-year performance period beginning on July 9, 2024. If achievement of a stock price goal is certified by the Compensation Committee, 50% of the earned Sign-On PSUs for the applicable tranche will vest immediately upon such certification and the remaining 50% will vest on the first anniversary of the date of such certification, subject to continuous service with the Company on each vesting date. The amount reported above is at the maximum achievement level.

(7)	These unexercisable stock options vested on February 15, 2026, and the stock option is fully vested.
(8)	These unexercisable stock options vest in substantially equal installments and will be fully vested on February 15, 2027, subject to continuous service with the Company on each vesting date.
(9)	These unvested RSUs vested on February 15, 2026, and the RSU is now fully vested.
(10)	These unvested RSUs vest in substantially equal quarterly installments and the RSUs will be fully vested on August 15, 2026, subject to continuous service with the Company on each vesting date.
(11)	These unvested RSUs vest in substantially equal quarterly installments and the RSUs will be fully vested on February 15, 2027, subject to continuous service with the Company on each vesting date.
(12)	These unvested RSUs vest in substantially equal quarterly installments and the RSUs will be fully vested on February 15, 2028, subject to continuous service with the Company on each vesting date.
(13)	These unvested RSUs vest in full on July 9, 2026, subject to continuous service with the Company on such vesting date.
(14)	These unvested RSUs vest in substantially equal quarterly installments and will be fully vested on August 15, 2028, subject to continuous service with the Company on each vesting date.
(15)	These unvested RSUs vest in substantially equal quarterly installments and will be fully vested on February 15, 2028, subject to continuous service with the Company on each vesting date.

38	2026 PROXY STATEMENT LegalZoom.com, Inc.

Option Exercises and Stock Vested in 2025

The following table shows the stock options that were exercised and RSUs that vested during the year ended December 31, 2025 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Jeffrey Stibel	—	—	1,904,751	18,809,875

Noel Watson	—	—	1,095,967	10,739,830

Nicole Miller	—	—	710,762	6,941,723

(1) For RSUs, the value realized on vesting is determined by multiplying the number of RSUs that vested by the per-share closing price of our common stock on the vesting date. The values reported do not represent the actual cash value realized by the named individual upon the vesting of RSUs to the extent such individual did not immediately sell the shares upon such vesting.

Executive Employment Agreements

Below are descriptions of the material terms of our employment agreements with each of our named executive officers. Each of our named executive officers has executed our standard form of confidential information and employee invention assignment agreement.

Agreement with Jeffrey Stibel

We entered into an employment agreement with Jeff Stibel, our Chief Executive Officer, in connection with his appointment as our Chief Executive Officer in July 2024. The agreement has no specific term and provides that Mr. Stibel is an at-will employee. Pursuant to the terms of the agreement, Mr. Stibel (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus equal to 100% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive RSUs and PSUs upon his appointment as Chief Executive Officer and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Noel Watson

We entered into an amended and restated employment agreement with Noel Watson, our Chief Financial Officer and Chief Operating Officer, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Mr. Watson’s employment agreement in March 2022. The agreement has no specific term and provides that Mr. Watson is an at-will employee. Pursuant to the terms of the agreement, Mr. Watson (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of his annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants (as defined below), and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Mr. Watson’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

Agreement with Nicole Miller

We entered into an amended and restated employment agreement with Nicole Miller, our Chief Legal Officer and Secretary, which became effective immediately prior to the effectiveness of our IPO. We entered into an amendment to Ms. Miller’s employment agreement in December 2024. The agreement has no specific term and provides that Ms. Miller is an at-will employee. Pursuant to the terms of the agreement, Ms. Miller (a) is entitled to an annual base salary (as set forth above), (b) is eligible for a target annual performance bonus, currently equal to 75% of her annual base salary, based on the achievement of performance objectives determined by our Board of Directors, (c) was eligible to receive the IPO Grants, and (d) is eligible for severance benefits, as described below under “—Potential Payments and Benefits Upon Termination or Change in Control.” In addition, for retention purposes, the agreement provides for certain amendments to Ms. Miller’s options and RSUs so that vesting would continue following our IPO and to revise certain change in control and termination vesting terms as described in more detail below under “—Potential Payments and Benefits Upon Termination or Change in Control.”

LegalZoom.com, Inc. 2026 PROXY STATEMENT	39

Potential Payments and Benefits Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary or other cash compensation and accrued unused vacation pay, if applicable. Our named executive officers are also eligible for the following severance benefits subject to their timely execution and non-revocation of a release of claims in our favor.

Severance Benefits Outside of the Change in Control Period

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without “cause” (excluding by reason of death or disability) or by the named executive officer for “good reason”, in either case outside of the 24-month period following a “change in control” (each term as defined in the named executive officer’s employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) continued cash payments of the named executive officer’s then-current annual base salary for 12 months; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months; (iii) immediate vesting acceleration of the named executive officer’s options, if any, that were granted to the named executive officer before the effectiveness of the named executive officer’s employment agreement (the “Pre-Existing Option Grants”) to the extent outstanding and unvested as of the named executive officer’s employment termination date, in each case as to the number of shares subject to such award that otherwise would have vested had the named executive officer remained employed by us through the 12-month anniversary of the employment termination date; (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants and stock option awards granted upon the completion of our IPO (the “IPO Option Grants”) and after the completion of our IPO (the “Post-IPO Grants”), if any, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of (or, for the IPO Option Grant and Post-IPO Option Grants, 90 days following) the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control; and (v) solely with respect to Mr. Stibel, the RSUs granted to Mr. Stibel in connection with his appointment as Chief Executive Officer and any of the Sign-On PSUs that have met the requisite performance hurdle(s) and that are subject only to time-based vesting, in each case that are held by Mr. Stibel as of the date of his qualifying termination that would have become vested within the twelve month period following such termination had he remained employed will become fully vested upon such qualifying termination.

In addition, pursuant to the terms of Mr. Stibel’s employment agreement, if, following the end of the year in which Mr. Stibel’s termination of employment occurred, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Stibel will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on his employment termination date. See “Compensation Discussion & Analysis—Material Elements of Compensation—Annual Bonus Plan” above for additional information.

Further, with respect to the November 2024 PSUs granted to our named executive officers, if a named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason, any of the November 2024 PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting, shall accelerate and become immediately vested and non-forfeitable.

Severance Benefits Within the Change in Control Period

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment is terminated by us without cause (excluding by reason of death or disability) or by the named executive officer for good reason, in either case within the Change in Control Period, then the named executive officer will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of (a) 12 months (or 18 months in the case of Mr. Stibel) of the named executive officer’s then-current annual base salary, plus (b) a cash payment equal to 100% (or 150% in the case of Mr. Stibel) of the amount of the named executive officer’s then-current target annual performance bonus, plus (c) solely with respect to Mr. Stibel, any earned and unpaid performance bonus for the calendar year ending prior to his termination; (ii) reimbursement of the cost (to the same extent the Company was paying as of immediately before the termination date) for group health benefits continuation coverage under COBRA for up to 12 months (or 18 months in the case of Mr. Stibel); (iii) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs, if any; and (iv) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, if any, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (iii) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date, and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

40	2026 PROXY STATEMENT LegalZoom.com, Inc.

With respect to the November 2024 PSUs, if, during the performance period of the November 2024 PSUs, a change in control (as defined in each named executive officer’s employment agreement) occurs, then the performance period will be shortened such that the performance period will end as of the date of the change in control and, to the extent any of the stock price goals are achieved based on the value of the per-share consideration to be received by the Company’s stockholders in connection with the change in control, such stock price goal(s) will be deemed achieved, as determined by the Compensation Committee in its sole discretion and the applicable shares of common stock subject to the November 2024 PSUs as a result of such stock price goal(s) being achieved will vest immediately as of the date of the change in control.

Severance Benefits in the Event of Termination Due to Death or Disability

Named Executive Officers (excluding Mr. Stibel)

Pursuant to the terms of the employment agreements and equity grant agreements we entered into with our named executive officers, if a named executive officer’s employment with us terminates due to death or “disability” (as defined in the named executive officer’s employment agreement), then the named executive officer will be eligible to receive the following severance benefits: (i) immediate vesting acceleration of 100% of the named executive officer’s Pre-Existing Option Grants, IPO Option Grants, Post-IPO Option Grants and RSUs, if any; and (ii) extension of the post-termination exercise period of the named executive officer’s Pre-Existing Option Grants, IPO Option Grant and Post-IPO Option Grants, to the extent outstanding and vested as of the named executive officer’s employment termination date (after giving effect to the vesting acceleration described in (i) above and any other applicable vesting acceleration), such that each option will remain outstanding and exercisable until the earlier of (a) the expiration of the original term of such option, (b) the one-year anniversary of the employment termination date (or 18 months for the IPO Option Grant and Post-IPO Option Grants in the event of death), and (c) immediately prior to the effective time of a change in control if such option is not assumed, continued or substituted by the surviving or acquiring entity (or its parent) in connection with such change in control.

Mr. Stibel

Pursuant to the terms of Mr. Stibel’s employment agreement, if Mr. Stibel’s employment with us terminates due to death or “disability” (as defined in Mr. Stibel’s employment agreement), he will be eligible receive the following severance benefits: (i) if, following the end of the year in which Mr. Stibel’s termination of employment occurred, the Company determines in good faith that the applicable performance bonus objectives and milestones for that year have been achieved, Mr. Stibel will be eligible to receive a performance bonus in the amount so determined by the Company, which will be prorated based on Mr. Stibel’s employment termination date, and (ii) any earned and unpaid performance bonus for the calendar year ending prior to the date of such termination.

In addition, with respect to the Sign-On PSUs granted to Mr. Stibel, any such Sign-On PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting as of the date of his termination of employment due to his death or “disability” (as defined in Mr. Stibel’s employment agreement) will become fully vested upon such qualifying termination.

November 2024 PSUs

With respect to the November 2024 PSUs granted to our named executive officers, if a named executive officer’s employment is terminated by reason of the named executive officer’s death or “disability” (as defined in the named executive officer’s employment agreement), any of the November 2024 PSUs that have met the requisite stock price goal(s) and that are subject only to time-based vesting, shall accelerate and become immediately vested and non-forfeitable.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	41

Benefits Payable Upon Termination or Change in Control Occurring on December 31, 2025

The following table provides information concerning the potential termination or change in control payments that would have been made to each named executive officer who remained employed with us as of December 31, 2025 under the circumstances described above, As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2025. In the following table, we use the term “qualifying termination” to refer to termination by us without cause or by the executive for good reason.

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)
Jeffrey Stibel
Qualifying Termination(2)	1,150,000	—	33,586	1,183,586
Qualifying Termination in Connection with Change in Control(3)	1,725,000	8,179,291	50,380	9,954,671
Death or Disability	575,000	8,179,291	—	8,754,291
Noel Watson
Qualifying Termination(2)	500,000	—	35,553	535,553
Qualifying Termination in Connection with Change in Control(3)	875,000	7,088,242	35,553	7,998,795
Death or Disability	—	7,088,242	—	7,088,242
Nicole Miller
Qualifying Termination(2)	450,000	—	524	450,000
Qualifying Termination in Connection with Change in Control(3)	787,500	4,505,748	524	5,293,248
Death or Disability	—	4,505,748	—	4,505,748

(1)

The equity acceleration value for each named executive officer is based upon the closing price of our common stock of $9.93 on December 31, 2025, which was the last trading day in 2025. For RSUs, the amounts included in equity acceleration value were determined by multiplying $9.93 by the number of unvested RSUs that would accelerate. For options, the amounts included in equity acceleration value were based on the difference between $9.93 and the exercise price of such options (or zero if the difference is negative) multiplied by the number of unvested stock options that would accelerate.

(2)

For Mr. Stibel, represents 12 months of base salary plus Mr. Stibel’s annual incentive bonus for 2025 assuming performance at 100% of the target level. For Mr. Watson and Ms. Miller, represents 12 months of base salary.

(3)

For Mr. Stibel, cash severance represents 18 months of base salary plus 150% of Mr. Stibel’s annual incentive bonus for 2025 assuming performance at the target level. For Mr. Watson and Ms. Miller, cash severance represents 12 months of base salary plus the annual incentive bonus for 2025 assuming performance at the target level.

42	2026 PROXY STATEMENT LegalZoom.com, Inc.

CEO Pay Ratio

Our CEO to median employee pay ratio for 2025 is 7:1. The total 2025 compensation of our current Chief Executive Officer, Mr. Stibel, was $1,334,775 and total 2025 compensation of our median employee was $180,758 based on the methodology presented in the Summary Compensation Table.

In selecting the median employee under SEC rules, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and our Chief Executive Officer to median employee pay ratio may not be directly comparable to similar disclosure by other reporting companies.

As permitted under SEC rules, we are using an employee whose compensation is substantially similar to our 2023 median employee for purposes of our 2025 CEO pay ratio, as the original identified median employee is no longer employed by us and there were no changes to our employee population and compensation in 2025 that would have significantly impacted our pay ratio disclosure.

Methodology Used to Identify Median Employee

In 2023, we identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of December 31, 2023 (the “employee population determination date”). We considered all individuals, excluding our then-current CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the U.S. or outside of the U.S., or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.

Compensation for purposes of identifying the median employee included the following: (i) target annual base salaries in effect as of December 31, 2023; (ii) actual cash bonus compensation earned between January 1, 2023 and December 31, 2023; and (iii) the target value of equity awards granted between January 1, 2023 and December 31, 2023, which reflects all new hire and “refresh” equity awards granted in 2023 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation into U.S. dollars using foreign exchange rates in effect as of December 31, 2023 as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the U.S. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all of the primary compensation components for our worldwide workforce and capturing a full year of each of those primary compensation components.

After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the “Executive Compensation Tables—Summary Compensation Table.”

LegalZoom.com, Inc. 2026 PROXY STATEMENT	43

Pay-Versus-Performance
The table below sets forth information concerning the compensation of our PEO(s) and the other named executive officers for each of the fiscal years set forth below and our financial performance for each such fiscal year. The Compensation Committee did not consider the pay-versus-performance
disclosure below in making its compensation decisions for any of the fiscal years shown. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the section above titled “
Compensation Discussion and Analysis
”.

					Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO–Wernikoff ($) (1)	Summary Compensation Table Total for PEO–Stibel ($) (1)	Compensation Actually Paid to PEO–Wernikoff ($) (2)	Compensation Actually Paid to PEO–Stibel ($) (2)			Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (2)	Net Income (Loss) ($) (4)	Adjusted EBITDA ($) (5)

2025	—	1,334,775	—	15,465,195	944,057	6,117,209	26.24	107.77	15,427,042	172,193,217

2024	12,441,053	61,184,704	(12,431,614)	43,778,341	11,781,128	2,715,864	19.84	92.64	29,962,519	148,113,727

2023	15,952,976	—	20,239,579	—	6,480,194	8,875,106	29.85	71.27	13,953,160	118,691,151

2022	10,398,594	—	(10,419,083)	—	5,676,307	(2,068,778)	20.45	44.15	(48,733,016)	63,704,963

2021	18,860,829 (6)	—	34,286,052	—	30,474,909 (6)	9,876,874	42.46	84.20	(108,663,739)	47,706,558

(1)
For the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 our PEO and remaining non-PEO
named executive officers were as set forth below. For 2024, Mr. Wernikoff served as PEO from January 1, 2024 to July 9, 2024 and Mr. Stibel served as PEO from July 9, 2024 to December 31, 2024.

Year	PEOs	Non-PEO Named Executive Officers

2025	Mr. Stibel	Mr. Watson and Ms. Miller

2024	Mr. Stibel and Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

2023	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

2022	Mr. Wernikoff	Messrs. Watson, Preece and Radhakrishna and Ms. Miller

2021	Mr. Wernikoff	Messrs. Watson and Preece

(2)
The following table reflects the adjustments used to calculate compensation actually paid from the summary compensation table amounts for 2025. The summary compensation table amounts and the compensation actually paid amounts do not reflect the actual amount of compensation earned by or paid to our executive officers during the applicable year, but rather are amounts determined in accordance with Item 402 of Regulation
S-K
under the Exchange Act. For information regarding the decisions made by our Compensation Committee in regards to our executive officers’ compensation for 2025, see the “
Compensation Discussion and Analysis
” section above.

	2025
	PEO	Average for Non- PEO Named Executive Officers
Total Reported in Summary Compensation Table	1,334,775	944,057
(Minus): Reported SCT Value of Equity Awards	—	—
Plus/(Minus): Equity Award Adjustments (a)	14,130,420	5,173,152

Compensation Actually Paid	15,465,195	6,117,209

(a)
The equity award adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation
S-K.
The amounts deducted or added in calculating the equity award adjustments are provided in the table below:

	Year End Fair Value of Outstanding and Unvested Awards Granted in the Year	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year	Fair Value as of Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Total Equity Award Adjustments

PEO	—	8,469,585	—	5,660,835	—	14,130,420

Non-PEO	—	2,571,416	—	2,601,736	—	5,173,152

(3)
Peer group total shareholder return reflects the Company’s peer group (Nasdaq CTA Internet Index) as reflected in our Annual Report on Form
10-K
for the year ended December 31, 2025 and filed with the SEC on February 23, 2026. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on June 29, 2021, the date of our IPO.

44	2026 PROXY STATEMENT LegalZoom.com, Inc.

(4)	Represents net income (loss) reported in our audited financial statements for the applicable year.

(5)
Represents the most important financial performance measure used to link Company performance to compensation actually paid to our PEO and non-PEO
Named Executive Officers in 2025, as required pursuant to Item 402(v) of Regulation
S-K.
Adjusted EBITDA is defined as set forth in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025, which was filed with the SEC on February 23, 2026.

(6)
The total compensation reported in the Summary Compensation Table in 2021 for our PEO
and non-PEO
named executive officers includes the incremental fair value related to modifications of stock awards granted in prior years. See the section titled “
Executive Compensation Tables—Summary Compensation Table—2021 Equity Award Modifications
” in our Definitive Proxy Statement filed with the SEC on April 24, 2024 in connection with our 2024 annual meeting of stockholders. For our named executive officers in 2021, the total modification value included in the reported value of equity awards in the Summary Compensation Table was as follows: Mr. Wernikoff ($11,355,440), Mr. Watson ($26,792,346) and Mr. Preece ($26,158,244).

Pay-Versus-Performance
Relationship Descriptions
We chose Adjusted EBITDA as our Company Selected Measure for evaluating
Pay-versus-Performance
because it is one of the key metrics used in our annual bonus plan. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation
.”
It is important to note that the compensation actually paid amounts reflected in the table above and in the graphs below do not necessarily reflect the actual value that an executive will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of PSUs that an executive officer will receive will ultimately depend on the stock price at the time of vesting along with the financial performance metrics achieved during the performance period and, therefore, remain at risk of forfeiture or reduction until the time of vesting. In addition, for fiscal 2024, “Compensation Actually Paid (PEO)” in the graphs below represents the aggregate of Mr. Wernikoff’s and Mr. Stibel’s compensation actually paid.
The following graph reflects the relationship between the compensation actually paid or earned by our named executive officers and (i) the Company’s cumulative total stockholder return and (ii) the cumulative total stockholder return of the Nasdaq CTA Internet index (as disclosed above), in each case, assuming an initial fixed investment of $100 on June 30, 2021, the date of our IPO.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	45

The following graph compares the compensation actually paid to our PEOs, the average compensation actually paid to our non-PEO
named executive officers and net income (loss):

The following graph compares the compensation actually paid to our PEOs, the average compensation actually paid to our non-PEO
named executive officers and Adjusted EBITDA:

46	2026 PROXY STATEMENT LegalZoom.com, Inc.

Tabular List of Financial Performance Measures
The following table presents the financial and
non-financial
measures that, in our assessment, represent the most important financial measures used by the Company to link compensation actually paid to our named executive officers to Company performance in 2025. Adjusted EBITDA and Total Bookings + Partner Revenue, each a financial performance measure, are each used for purposes of determining cash payouts under the Company’s annual bonus plan. Adjusted EBITDA and Total Bookings + Partner Revenue are the only financial performance measures we used to link compensation actually paid to our named executive officers to Company performance in 2025. See above under “
Compensation Discussion and Analysis—Material Elements of Compensation
.” Over time we have considered different performance measures to be the most important, and we would expect them to change in the future as well.

Most Important Performance Measures
Adjusted EBITDA Total Bookings + Partner Revenue
All information provided above under the
“Pay-Versus-Performance”
heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	47

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2025. As of such date, we had outstanding awards under three equity compensation plans: our 2016 Stock Incentive Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise/vesting of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	29,433,714	$11.41	37,634,641
Equity compensation plans not approved by security holders	—	—	—
Total	29,433,714	$11.41	37,634,641

(a)

Consists of 11,819,730 shares issuable upon the vesting of outstanding RSUs, 12,576,896 shares issuable upon the vesting of PSUs (assuming such PSUs are earned at the maximum amounts) and 5,037,088 shares issuable upon the exercise of stock options.

(b)	Excludes RSU and PSU awards, which do not have an exercise price.
(c)

Includes 26,443,120 shares available for grant under the 2021 Plan and 11,191,521 shares available for grant under the ESPP, including shares subject to purchase during the purchase period in effect as of December 31, 2025. Excludes 8,881,530 shares that were added to the 2021 Plan on January 1, 2026 pursuant to the evergreen provision thereunder that provides for automatic annual increases on January 1 of each year until January 1, 2031 equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). As of December 31, 2025, there were no shares available for future grants under the 2016 Stock Incentive Plan.

48	2026 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 2:

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence at least annually.

PricewaterhouseCoopers LLP (“PwC”) has served as the Company’s independent registered public accounting firm since 2006 when the Company was privately held and has continued to serve as such since the Company’s IPO in June 2021. Our Audit Committee has re-appointed PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The members of the Audit Committee believe that the continued retention of PwC would be beneficial for the Company. However, the Board and the Audit Committee value the opinion of our stockholders and consider the appointment of the Company’s independent registered public accounting firm to be an important matter of stockholder concern. As such, the appointment of PwC is being submitted to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify this appointment, the Audit Committee will consider the outcome of the vote in determining whether to retain PwC for the year ending December 31, 2026. Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

One or more representatives of PwC are expected to be present at the Annual Meeting virtually, be available to respond to appropriate questions and will have an opportunity to make a statement, if desired.

Principal Accountant Fees and Services

The following is a summary of the aggregate fees billed to us by PwC for the years ended December 31, 2025 and December 31, 2024:

Fees (in thousands)	2025	2024

Audit Fees(1)	$ 2,600	$3,431

Audit-Related Fees	—	—

Tax Fees(2)	1,445	897

All Other Fees(3)	2	2

Total	$ 4,047	$4,330

(1) Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

(2) Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

(3) All Other Fees relate to license fees for accounting research and disclosure checklist software.

Pre-Approval of Audit and Permissible Non-Audit Services Policy

The Audit Committee charter provides that the Audit Committee shall approve all audit and permissible non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. All of the services and fees identified in the table above were approved in accordance with SEC and PCAOB requirements pursuant to the pre-approval policy described in this paragraph.

Vote Required

The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Our Board unanimously recommends a vote “FOR” ratification of the appointment of PwC as our independent registered public accounting firm.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	49

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of independent directors who satisfy the requirements of Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1)(i) thereunder and the current listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PwC, and has discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC, as required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based upon such review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee

John Murphy, Chair

Nathan Gooden

Elizabeth Hamren

Neil Tolaney

The foregoing report of the Audit Committee shall not be deemed to be part of or incorporated by reference in any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed “soliciting materials” or “filed” under either the Securities Act or the Exchange Act.

50	2026 PROXY STATEMENT LegalZoom.com, Inc.

Proposal 3:

Advisory Vote on Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables, and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

This vote is advisory and not binding on us or our Board of Directors. However, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

At our 2023 annual meeting of stockholders, our stockholders indicated, by a non-binding advisory vote (a “say-on-frequency” vote), that they agreed with our Board’s recommendation that we solicit a say-on-pay vote every year

Vote Required

Under our Bylaws, this proposal regarding an advisory vote on the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3.

Our Board unanimously recommends a vote, on an advisory basis, “FOR” the compensation of our named executive officers.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	51

Certain Relationships and Related Party Transactions

Related Person Transactions

The following includes a summary of transactions since January 1, 2025 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed $120,000, and (2) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Other than as described below under this section, since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s length transactions.

Investors’ Rights Agreement

We previously entered into an investors’ rights agreement containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to this agreement are the TCV entities and entities affiliated with Francisco Partners. This agreement terminated upon the closing of the IPO, except for the registration rights granted under the agreement, which will terminate upon the completion of a deemed liquidation event, or with respect to any particular holder, on the date such holder, together with its permitted transferees, affiliates and co-investors, beneficially owns less than 1% of our outstanding common stock and such holder can sell its shares under Rule 144 of the Securities Act.

Employment Relationship

Jeff Stibel’s brother, Aaron Stibel, has been employed with LegalZoom since August 2024, including as Chief Business & Customer Officer since September 2025 and as our Chief Revenue Officer from August 2024 to September 2025. In such roles, Mr. Aaron Stibel earned compensation in excess of $120,000 in 2025, and received retirement, health and wellness benefits, all on comparable terms as those provided for other members of the Company’s senior leadership team.

Policies and Procedures for Related Person Transactions

We have adopted a written policy on transactions with “Related Persons,” defined in the policy as any (1) person who is or was (since the beginning of the Company’s last completed year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than 5% beneficial owner of the Company’s common stock, or (3) the immediate family members of any of the foregoing. For purposes of this policy, a “Related Person Transaction” is defined as any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships in which the Company and any Related Person, directly or indirectly, are, were or will be participants and in which the amount involved exceeds $120,000. The Audit Committee (or such other committee of the Board as may be designated by the Board of Directors) will review the material facts of all Related Person Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Related Person Transaction, taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Audit Committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the Related Person Transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified as soon as reasonably practicable.

All of the transactions described in this section were entered into prior to the adoption of this amended policy. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board of Directors. Our Board of Directors considered this information when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

52	2026 PROXY STATEMENT LegalZoom.com, Inc.

Beneficial Ownership of Securities

The following table sets forth information as of April 9, 2026 (or as of the date otherwise indicated below) regarding beneficial ownership by: each person known to us to beneficially own more than 5% of any class of our outstanding common stock; our directors and director nominees; each of our named executive officers (as listed in the Summary Compensation Table above); and all of our directors and executive officers as a group.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041.

The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of June 8, 2026 (60 days after April 9, 2026) through the exercise of any stock options, through the vesting/settlement of RSUs payable in shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.

The number of shares of common stock and percentage of beneficial ownership set forth below is computed on the basis of 172,872,925 shares of our common stock issued and outstanding as of April 9, 2026.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Beneficial Ownership (%)

5% Stockholders

Entities affiliated with Francisco Partners(1)	28,625,744	16.6

BlackRock, Inc.(2)	17,524,990	10.1

Entities affiliated with TCV(3)	16,396,313	9.5

Named Executive Officers and Directors

Jeffrey Stibel(4)	7,859,778	4.5

Noel Watson(5)	2,692,823	1.5

Nicole Miller(6)	2,223,561	1.3

Nathan Gooden(7)	54,361	*

Elizabeth Hamren(8)	90,080	*

John Murphy(9)	72,027	*

Neil Tolaney	40,000	*

Sivan Whiteley(10)	96,380	*

All current executive officers and directors as a group (8 persons)(11)	13,129,010	7.4

*	Represents beneficial ownership of less than 1%.

(1)

The number of shares of our common stock beneficially owned by entities affiliated with Francisco Partners is based on the Schedule 13G filed by Francisco Partners with the SEC on February 14, 2022 (the “Francisco Partners 13G”). 23,854,788 shares of common stock are held by FPLZ I, L.P. and (ii) 4,770,956 shares of common stock are held by FPLZ II, L.P. Francisco Partners GP V, L.P. (the “GP”) is the general partner of each of FPLZ I and FPLZ II, and Francisco Partners GP V Management, LLC (the “UGP”) is the general partner of the GP. Francisco Partners Management, L.P. (“FPM LP”) serves as the investment manager for each of FPLZ I and FPLZ II. As a result, each of FPM, the UGP, and the GP may be deemed to share voting and dispositive power over the Common Shares held, but each disclaims beneficial ownership. Additionally, voting and disposition decisions at FPM LP with respect to shares of common stock reported in the table above are made by an investment committee. The members of the investment committee may be deemed to have or share beneficial ownership of such shares held, but each member of the investment committee disclaims beneficial ownership of the shares. According to the Francisco Partners 13G, (i) the address for these entities is One Letterman Drive, Building C—Suite 410, San Francisco, CA 94129 and (ii) FPLZ I has shared voting and dispositive power with respect to 23,854,788 shares. FPLZ II has shared voting and dispositive power over 4,770,956 shares; and each of FPM LP, the UGP and the GP has shared voting and dispositive power over 28,625,744 shares.

(2)

The number of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) is based on the Schedule 13G/A filed by BlackRock with the SEC on March 4, 2026 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock has sole voting power over 17,332,529 shares and sole dispositive power over 17,524,990 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)

The number of shares of our common stock beneficially owned by entities affiliated with TCV is (i) 11,604,930 shares of common stock are held by TCV IX, L.P. (“TCV IX”); (ii) 1,714,832 shares of common stock are held by TCV IX (A), L.P. (“TCV IX (A)”); (iii) 619,789 shares of common stock are held by TCV IX (B), L.P. (“TCV IX (B)”); (iv) 897,108 shares of common stock are held by TCV Member Fund, L.P. (“Member Fund”); and (v) 1,559,654 shares of common stock are held by TCV IX (A) Opportunities, L.P. (“TCV IX (A) Opportunities” and together with TCV IX, TCV IX (A), TCV IX (B) and Member Fund, the “TCV Entities”). Technology Crossover Management IX, Ltd. (“Management IX”) is a general partner of Member Fund. Technology Crossover Management IX, L.P. (“TCM IX”) is the sole general partner of each of TCV IX, TCV IX (A) and TCV IX (B) and a general partner of TCV IX (A) Opportunities, L.P. (“Opportunities LP”). The general partner of TCM IX is Management IX. Management IX may be deemed to have the sole voting and dispositive power over the shares held the TCV Entities but disclaims such beneficial ownership of such shares except to the extent of its pecuniary interest therein. The address of the entities is 250 Middlefield Road, Menlo Park, CA 94025.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	53

(4)

Includes (i) 204,483 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026; (ii) 13,584 shares held by Bryant Stibel Fund I LLC; (iii) 294,326 shares held by the Escondido Children’s Trust; (iv) 537,779 shares held by Travron Trust; (v) 2,807,719 shares held by CES 2020 Trust and (vi) 2,807,719 shares held by JMS 2020 Trust. Mr. Stibel is the manager of Carbon Investments, LLC, which is a co-manager of Bryant Stibel Fund I LLC, and may be deemed to beneficially own the shares held by Bryant Stibel Fund I LLC. Mr. Stibel disclaims beneficial ownership of securities held by Escondido Children’s Trust, Travron Trust, and CES 2020 Trust, except to the extent of his pecuniary interest therein.

(5)

Includes 152,916 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026 and 1,760,349 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 9, 2026.

(6)

Includes 86,645 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026 and 1,770,792 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 9, 2026.

(7)	Includes 22,831 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026.
(8)	Includes 22,831 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026.
(9)	Includes 22,831 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026.
(10)	Includes 22,831 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026.
(11)

Includes 535,368 shares issuable upon the vesting of RSUs within 60 days of April 9, 2026 and 3,531,141 shares subject to options that are currently exercisable or will be exercisable within 60 days of April 9, 2026.

54	2026 PROXY STATEMENT LegalZoom.com, Inc.

Questions & Answers About the Annual Meeting

Why am I receiving these materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2025 Annual Report on Form 10-K, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. If a stockholder properly requests paper copies of this Proxy Statement, we intend to mail the Proxy Statement, together with a proxy card, to such stockholder within three business days of his or her request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•

Proposal 1: To elect the director nominee named in the Proxy Statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

•	Proposal 2: To ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

•	Proposal 3: To conduct an advisory vote on the compensation of the Company’s named executive officers.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

•

“FOR” election of the director nominee named in the Proxy Statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification.

•	“FOR” ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

•	“FOR” the compensation of the Company’s named executive officers.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on April 9, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 172,872,925 shares of common stock were outstanding.

How can I participate at the Annual Meeting?

We are holding the Annual Meeting virtually via live audio webcast. Stockholders may participate in the Annual Meeting by visiting www.proxydocs.com/LZ. To participate in the Annual Meeting, you will need the control number provided on your Notice, or on your proxy card or voting instruction form that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you may also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the attendance process. The Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Time. See “Virtual Annual Meeting” for additional information.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	55

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the virtual Annual Meeting.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote at the Virtual Annual Meeting. If you plan to vote at the virtual Annual Meeting, you will be given the opportunity to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote virtually at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank, or other nominee and to submit a copy in advance of the meeting. Please visit www.proxydocs.com/LZ for additional information.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 9:00 a.m. Pacific Time on June 3, 2026 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by:

•

delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (any change to your proxy that is provided by telephone or the Internet must be submitted by 9:00 a.m. Pacific Time on June 3, 2026);

•

delivering a written notice of revocation to Company’s Chief Legal Officer at LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 prior to the voting of the proxy at the Annual Meeting; or

•	by voting at the Annual Meeting. Simply attending the virtual Annual Meeting will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

56	2026 PROXY STATEMENT LegalZoom.com, Inc.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” the Class II director nominee (Proposal 1), “FOR” ratification of the appointment of PwC (Proposal 2) and “FOR” the compensation of the Company’s named executive officers (Proposal 3).

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 (the ratification of the appointment of PwC as our independent registered public accounting firm) is considered routine under applicable rules of the New York Stock Exchange, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

The presence, in person, by remote communication, or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares “present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Proposal 1: Election of Director. Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. As a result, the nominee who receives the highest number of shares voted “For” their election will be elected. Stockholders may vote “For” or “Withhold” their vote from the director nominee. “Withhold” votes and broker non-votes will have no effect on the outcome of the director election.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 2. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will not be counted in determining the outcome of Proposal 2.

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers. Approval of the compensation of our named executive officers requires the affirmative vote of holders of a majority of the voting power of the shares present in person by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on Proposal 3. Abstentions and broker non-votes will not be counted in determining the outcome of Proposal 3. The vote on Proposal 3 is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board of Directors values the opinions that our stockholders express with their votes and the votes will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	57

Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted through a live audio webcast at www.proxydocs.com/LZ, which will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions.

Benefits of a Virtual Annual Meeting

•

We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.

•

We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management.

Attendance at the Virtual Annual Meeting

•	All stockholders of our common stock as of the Record Date may attend the Annual Meeting at www.proxydocs.com/LZ and vote their shares or ask questions during the Annual Meeting.

•	To attend and participate in the Annual Meeting by voting or asking questions, you will need the control number included on your proxy card, voting instruction form or Notice, as applicable.

•

If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.

•

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting beginning at 8:45 a.m., Pacific Time, and the Annual Meeting will begin promptly at 9:00 a.m., Pacific Time. Please allow ample time for online login.

•

We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, you may call the technical support number that will be posted in the Annual Meeting portal.

•	Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting

•

Stockholders will have the opportunity to submit questions beginning at 8:45 a.m. Pacific Time on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform. Questions will be limited to one per stockholder unless time otherwise permits.

•

Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering stockholder-submitted questions that comply with the meeting rules of conduct, which will be posted on the online virtual annual meeting platform.

58	2026 PROXY STATEMENT LegalZoom.com, Inc.

Submission of Stockholder Proposals and

Nominations of Directors and Other Business

Proposals to be Included in Proxy Materials

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on December 23, 2026. However, if the date of the 2027 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2026 annual meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting.

Nominations or Proposals Not Included in Proxy Materials

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at our 2027 annual meeting of stockholders (but not for inclusion in the proxy statement relating to such meeting). Notice of a nomination or other proposal of business must be delivered to the Company by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or 70 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2027 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on February 3, 2027 and no later than the close of business on March 5, 2027. Nominations and proposals also must satisfy other requirements set forth in the bylaws.

For purposes of these proposals, “close of business” shall mean 6:00 p.m. Pacific Time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2027. If we change the date of our 2027 annual meeting of stockholders to a date that is before May 4, 2027, or after July 3, 2027, the written notice must be received by the later of the 60th day prior to our 2027 annual meeting of stockholders, or the 10th day following the day on which we publicly announce the date of our 2027 annual meeting of stockholders. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	59

Important Additional Information

Householding Information

Unless we have received contrary instructions, we may send a single copy of the Notice or this Proxy Statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at investor@legalzoom.com or in writing, c/o our Company’s Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041 or by telephone at (323) 962-8600 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements. Any requests for copies of information, reports or other filings with the SEC should be directed to our Chief Legal Officer, LegalZoom.com, Inc., 954 Villa Street, Mountain View, California 94041. The Annual Report and this proxy statement are also available online at https://investors.legalzoom.com.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.

60	2026 PROXY STATEMENT LegalZoom.com, Inc.

Appendix A – Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net income adjusted to exclude interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, stock-based compensation, impairment of goodwill, long-lived and other assets, legal expenses, restructuring expenses, transaction-related expenses and certain non-recurring income and expenses from time to time. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period or that we believe are not indicative of our underlying operating performance. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the nearest GAAP equivalent of Adjusted EBITDA. Some of these limitations include that the non-GAAP financial measure:

•	may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy; and

•	does not reflect certain other expenses that we do not consider representative of our underlying operating performance, but that reduce cash available to us.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (unaudited):

	Twelve Months Ended December 31,
	2025	2024
	(in thousands, except percentages)

Net income	$15,427	$29,963

Interest expense	1,294	446

Interest income	(7,569)	(7,850)

Provision for income taxes	17,011	13,120

Depreciation and amortization	44,123	34,927

Other income, net	(1,187)	(98)

Stock-based compensation	113,708	71,510

Acquisition and related expenses(1)	2,869	—

Gain on sale of assets held for sale	(14,337)	—

Restructuring costs(2)	854	6,096

Adjusted EBITDA	$172,193	$148,114

Net income margin	2%	4%

Adjusted EBITDA margin	23%	22%

(1) For 2025, acquisition and related expenses are primarily related to our acquisition of Formation Nation. Additional costs incurred are related to the evaluation and pursuit of strategic transactions.

(2) For 2025 and 2024, restructuring costs are related to the reduction of our U.S. headcount.

LegalZoom.com, Inc. 2026 PROXY STATEMENT	A-1

Free Cash Flow

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of free cash flow as an analytical tool has limitations because it excludes certain items that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Twelve Months Ended December 31,
	2025	2024
	(in thousands)

Net cash provided by operating activities	$178,197	$135,639

Purchase of property and equipment	(30,277)	(35,696)

Free cash flow	$147,920	$99,943

A-2	2026 PROXY STATEMENT LegalZoom.com, Inc.

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. LegalZoom.com, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 9, 2026 Wednesday, June 3, 2026 9:00 AM, Pacific Time Annual meeting to be held via the internet - please visit www.proxydocs.com/LZ for more details. Internet: www.proxypush.com/LZ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-506-4620 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 3, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey Stibel and Nicole Miller (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LegalZoom.com, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” THE DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND ACCORDING TO THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

LegalZoom.com, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” THE DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the one director nominee named in the proxy statement as a Class II director of the Company to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation, removal, retirement or disqualification; FOR WITHHOLD 1.01 Sivan Whiteley 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; 3. To conduct an advisory vote on the compensation of the Company’s named executive officers; and 4. To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN You must register to attend the meeting online and/or participate at www.proxydocs.com/LZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date